                                                                     EXHIBIT 2.1





                               PURCHASE AGREEMENT

                                  BY AND AMONG

                      ELECTRONIC DATA SYSTEMS CORPORATION,

                             ELI LILLY AND COMPANY,

                        INTEGRATED MEDICAL SYSTEMS, INC.,

                                   KINETRA LLC

                                       AND

                           HEALTHEON/WEBMD CORPORATION

                          DATED AS OF DECEMBER 20, 1999

                                TABLE OF CONTENTS


ARTICLE I PURCHASE AND SALE OF LLC....................................................1

    1.1.    Purchase Transaction......................................................1
    1.2.    Purchase Price............................................................1
    1.3.    Closing...................................................................2
    1.4.    Ancillary Agreements......................................................2
    1.5.    Deliveries................................................................2

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE COMPANY..............3

    2.1.    Representations and Warranties of Sellers.................................3
    2.2.    Representations and Warranties of Sellers and the Company.................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER..............................17

    3.1.    Organization of Purchaser................................................18
    3.2.    Purchaser Capital Structure..............................................18
    3.3.    Obligations With Respect to Capital Stock................................19
    3.4.    Authority; Non-Contravention.............................................19
    3.5.    SEC Filings; Purchaser Financial Statements..............................20
    3.6.    Absence of Certain Changes or Events.....................................21
    3.7.    Brokers' and Finders' Fees...............................................21
    3.8.    Year 2000 Compliance.....................................................21
    3.9.    Board Approval...........................................................21
    3.10.   Purchase for Investment..................................................21

ARTICLE IV COVENANTS.................................................................22

    4.1.    Cooperation and Access...................................................22
    4.2.    Conduct of Business......................................................22
    4.3.    Governmental and Other Approvals.........................................24
    4.4.    Employee Matters.........................................................25
    4.5.    Supplemental Disclosure..................................................25
    4.6.    Other Transactions.......................................................26
    4.7.    Cooperation..............................................................26
    4.8.    Use of Name..............................................................26
    4.9.    Further Assurances.......................................................27
    4.10.   Confidentiality..........................................................27
    4.11.   Public Disclosure........................................................27
    4.12.   Third Party Consents.....................................................27
    4.13.   California 3(a)(10) Proceeding...........................................27
    4.14.   Nasdaq Listing...........................................................28
    4.15.   Rule 145.................................................................28
    4.16.   Confidential Information.................................................28

ARTICLE V TAX MATTERS................................................................30

    5.1.    Tax Returns..............................................................30
    5.2.    Liability for Taxes and Related Matters..................................30
    5.3.    Refunds..................................................................32
    5.4.    Adjustment to Purchase Price.............................................33
    5.5.    Assistance and Cooperation...............................................33
    5.6.    Survival, Etc............................................................33
    5.7.    Taxable Treatment........................................................33

ARTICLE VI CONDITIONS TO CLOSING.....................................................34

    6.1.    Conditions to the Obligations of the Parties.............................34
    6.2.    Conditions to the Obligations of Purchaser...............................34
    6.3.    Conditions to the Obligations of the Sellers.............................36

ARTICLE VII TERMINATION..............................................................37

    7.1.    Termination..............................................................37
    7.2.    Notice of Termination; Effect of Termination.............................37

ARTICLE VIII INDEMNIFICATION.........................................................38

    8.1.    Indemnification Obligations of the Sellers...............................38
    8.2.    Indemnification Obligations of Purchaser.................................39
    8.3.    Third-Party Claims; Procedures...........................................39
    8.4.    Survival.................................................................41
    8.5.    Tax Losses...............................................................41
    8.6.    Exclusive Remedy.........................................................41

ARTICLE IX DEFINITIONS...............................................................41

    9.1.    Certain Definitions......................................................41

ARTICLE X MISCELLANEOUS..............................................................48

    10.1.   Amendments...............................................................48
    10.2.   Assignment...............................................................48
    10.3.   Notices..................................................................48
    10.4.   Severability.............................................................49
    10.5.   Counterparts.............................................................49
    10.6.   Governing Law............................................................49
    10.7.   Interpretation...........................................................49
    10.8.   Entire Agreement.........................................................49
    10.9.   Expenses.................................................................50
    10.10.  No Third Party Beneficiaries.............................................50

                               PURCHASE AGREEMENT



         This PURCHASE AGREEMENT (this "Agreement") is made and entered into as of December 20, 1999, by and among Electronic Data Systems Corporation, a Delaware corporation ("EDS"), Eli Lilly and Company, an Indiana corporation ("Lilly"), Integrated Medical Systems, Inc., a Colorado corporation and a wholly-owned subsidiary of Lilly ("IMS" and, collectively with Lilly, the "Lilly Sellers" and, collectively with Lilly and EDS, the "Sellers"), Kinetra LLC, a Delaware limited liability company (the "Company"), and Healtheon/WebMD Corporation, a Delaware corporation ("Purchaser").

         WHEREAS, EDS owns 510 Class A Units of the Company (the "EDS Membership Interest"), IMS owns 490 Class A Units of the Company (the "IMS Membership Interest"), and Lilly owns 1,000 Class B Units of the Company (the "Lilly Membership Interest" and, together with the EDS Membership Interest and the IMS Membership Interest, the "Membership Interests"), which represent all of the issued and outstanding membership interests in the Company;

         WHEREAS, Purchaser desires to purchase the Membership Interests, and the Sellers desire to sell the Membership Interests to Purchaser, in each case upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the parties hereto intend each Seller's transfer of its Membership Interest to Purchaser in exchange for the consideration set forth below to be treated as a taxable exchange with respect to all Membership Interests pursuant to Section 1001 of the Internal Revenue Code for income tax purposes; and

         WHEREAS, capitalized terms used herein without definition have the respective meanings set forth in Article IX;

         NOW, THEREFORE, in consideration of the premises, the terms and conditions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                            PURCHASE AND SALE OF LLC

         1.1. Purchase Transaction. Upon the terms and subject to the conditions of this Agreement, at the Closing the Sellers shall sell, transfer and deliver to Purchaser, and Purchaser shall acquire from Sellers, the respective Membership Interests of Sellers.

         1.2. Purchase Price.

         (a) Subject to adjustment in accordance with the provisions of Sections 1.2(b) below, at the Closing Purchaser shall deliver (i) to EDS, in consideration of the sale, transfer and delivery of the EDS Membership Interest 2,570,466 shares of Common

Stock, $.0001 par value per share, of Purchaser ("Purchaser Common Stock") and $346 in cash, (ii) to Lilly, in consideration of the sale, transfer and delivery of the Lilly Membership Interest, 878,072 shares of Purchaser Common Stock and $118 in cash, and (iii) to IMS, in consideration of the sale, transfer and delivery of the IMS Membership Interest, 3,988,710 shares of Purchaser Common Stock and $536 in cash (collectively, the "Purchase Price").

         (b) The number of shares of Purchaser Common Stock to be issued at the Closing shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Purchaser Common Stock), reorganization, recapitalization, reclassification or other like change with respect to the Purchaser Common Stock occurring on or after the date hereof and prior to the Closing.

         1.3. Closing. The closing (the "Closing") of the transactions to be consummated at the Closing in accordance with the terms of this Agreement shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Palo Alto, California, no later than the second Business Day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time and date as shall be mutually agreed to by the parties. The date on which the Closing occurs in accordance with this Section 1.3 is hereinafter referred to as the "Closing Date."

         1.4. Ancillary Agreements. At the Closing, (i) EDS and Purchaser shall have entered into a Joint Marketing Agreement in substantially the form of Exhibit A hereto (the "Joint Marketing Agreement"), (ii) the Sellers and the Company shall have entered into the Termination of Formation Agreement in substantially the form of Exhibit B hereto (the "Termination Agreement"), (iii) EDS and the Company shall have entered into the Amendment to Agreement for Information Technology Services in substantially the form of Exhibit C hereto (the "IT Amendment"), (iv) Lilly and Purchaser shall have entered into a Committed Purchase Agreement in substantially the form of Exhibit D hereto (the "Lilly Agreement") and (v) in the event the election contemplated by Section
4.13 is made by Sellers, Purchaser and Sellers shall enter into the Registration Rights Agreement in substantially the form of Exhibit E hereto (the "Registration Rights Agreement" and, together with the Lilly Agreement, the IT Amendment, the Termination Agreement and the Joint Marketing Agreement, the "Ancillary Agreements").

         1.5. Deliveries.

         (a) At the Closing, EDS shall deliver, or cause to be delivered, to Purchaser each of the following:

             (1) a membership interest power in respect of the EDS Membership Interest duly executed in the name of Purchaser;

             (2) each Ancillary Agreement to which EDS is a party, duly executed by EDS; and

             (3) the officers' certificates referred to in Section 6.2(a) and
         (b)

         (b) At the Closing, Lilly shall deliver, or cause to be delivered, to Purchaser each of the following:

             (1) a membership interest power in respect of the Lilly Membership Interest duly executed in the name of Purchaser;

             (2) each Ancillary Agreement to which Lilly is a party, duly executed by Lilly; and

             (3) the officers' certificates referred to in Section 6.2(a) and
         (b).

         (c) At the Closing, IMS shall deliver, or cause to be delivered, to Purchaser each of the following:

             (1) a membership interest power in respect of the IMS Membership Interest duly executed in the name of Purchaser;

             (2) each Ancillary Agreement to which IMS is a party, duly executed by IMS;

             (3) the officers' certificates referred to in Section 6.2(a) and
         (b).

         (d) At the Closing, Purchaser shall deliver, or cause to be delivered, each of the following:

             (1) to each Seller, a certificate representing the shares of Purchaser Common Stock to be delivered to such Seller in respect of the Purchase Price, registered in the name of such Seller;

             (2) to the other parties to each Ancillary Agreement, such Ancillary Agreements to which Purchaser is a party, duly executed by Purchaser; and

             (3) to each Seller, the officers' certificates referred to in
         Section 6.3(a) and (b) hereof.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                         OF THE SELLERS AND THE COMPANY

         2.1. Representations and Warranties of Sellers. As of the date hereof and, except for those representations and warranties that address matters only as of a certain date (which shall be true and correct as of such date), as of the Closing Date as though made on the Closing Date, each Seller represents and warrants, severally with respect to itself and not jointly, to Purchaser and to the other Sellers as follows:

         (a) Organization and Authority of Sellers. Such Seller is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Such Seller has all necessary corporate power and authority to execute, deliver and perform this Agreement and any Ancillary Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by such Seller of this Agreement and any Ancillary Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of such Seller. This Agreement has been, and any Ancillary Agreement to which such Seller is a party will at the Closing be, duly executed and delivered by such Seller and, assuming due execution and delivery by the other parties, this Agreement constitutes, and at the Closing such Ancillary Agreements will constitute, the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with their respective terms (excluding the indemnification and contribution provisions of the Registration Rights Agreement), subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles.

         (b) Noncontravention. The execution, delivery and performance by such Seller of this Agreement and any Ancillary Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby will not
(i) conflict with, or result in any violation or breach of, any provision of the Charter or Bylaws of such Seller, (ii) conflict with, result in any violation or breach of, constitute a default under, result in a forfeiture, reduction or other modification of the rights under or give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to any term or provision of any note, bond, mortgage, indenture, lease, Permit, Contract or other instrument or document to which such Seller is a party or by which its properties or assets are bound or (iii) conflict with, or result in any violation of, any law, ordinance, statute, rule or regulation of any Governmental Entity or any order, writ, injunction, judgment or decree of any court, arbitrator or other Governmental Entity applicable to such Seller or its properties or assets, except, in the case of clauses (ii) and (iii) above, for conflicts, violations, breaches or other events which would not reasonably be expected to have a Material Adverse Effect with respect to the Company or adversely affect the ability of any of the parties to comply with their obligations under this Agreement or consummate the transactions contemplated hereby.

         (c) No Governmental Consent or Approval Required. No Consent or Permit of, declaration to, or registration, qualification, designation or filing with, any Governmental Entity is required for or in connection with the execution, delivery and performance by such Seller of this Agreement and any Ancillary Agreement to which it is a party or the consummation of the transactions contemplated hereby and thereby, other than (i) the filing of a notification under the HSR Act and the expiration or early termination of the applicable waiting period thereunder, (ii) such filings as are required to permit the public sale by Sellers of Purchaser Common Stock, as contemplated by this Agreement or the Registration Rights Agreement, and (iii) other Consents, Permits, declarations, registrations, qualifications, designations and filings, the failure of which to be made or obtained would not reasonably be expected to have a Material Adverse Effect with respect to the Company or adversely affect the ability of any of the parties to comply with their obligations under this Agreement or consummate the transactions contemplated hereby.

         (d) Ownership of LLC Interest. Such Seller holds its Membership Interest of record and beneficially free and clear of any and all Liens.

         2.2. Representations and Warranties of Sellers and the Company. As of the date hereof and, except for those representations and warranties that address matters only as of a certain date (which shall be true and correct as of such date), as of the Closing Date as though made on the Closing Date, Sellers and the Company, each for itself and not for any other party, represent and warrant to Purchaser as follows, provided that any representation or warranty herein qualified by the Knowledge of a party is deemed to be made only by such party and only with respect to the Knowledge of that party:

         (a) Organization and Authority of the Company. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power and authority to own, lease and operate its properties, to carry on its business as presently conducted, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The Company is qualified to do business and in good standing as a foreign limited liability company or organization in each jurisdiction in which the nature of its activities or the character of the properties it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect with respect to the Company or adversely affect the ability of any of the parties to comply with their obligations under this Agreement or consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the other parties, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles.

         (b) Noncontravention; No Governmental Consent or Approval Required. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with, or result in any violation or breach of, any provision of the organizational documents of the Company or any of its Subsidiaries, (ii) except as set forth in
Schedule 2.2(b), conflict with, result in any violation or breach of, constitute a default under, result in a forfeiture, reduction or other modification of the rights under or give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to any term or provision of any note, bond, mortgage, indenture, lease, Permit, Contract or other instrument or document to which the Company or any of its Subsidiaries is a party or by which its properties or assets are bound or (iii) conflict with, or result in any violation of, any law, ordinance, statute, rule or regulation of any Governmental Entity or any order, writ, injunction, judgment or decree of any court, arbitrator or other Governmental Entity applicable to the Company or its properties or assets, except, in the case of clause (iii) above, for conflicts, violations, breaches or other events which would not reasonably be expected to have a Material Adverse Effect with respect to the Company or adversely affect the ability of any of the parties to comply with their obligations under this Agreement or consummate the transactions contemplated hereby.

         No Consent or Permit of, declaration to, or registration, qualification, designation or filing with, any Governmental Entity is required for or in connection with the execution, delivery and performance by the Company of this Agreement and any Ancillary Agreement to which it is a party or the consummation of the transactions contemplated hereby and thereby, other than (i) the filing of a notification under the HSR Act and the expiration or early termination of the applicable waiting period thereunder, (ii) such filings as are required to permit the public sale by Sellers of Purchaser Common Stock, as contemplated by this Agreement or the Registration Rights Agreement, and (iii) other Consents, Permits, declarations, registrations, qualifications, designations and filings, the failure of which to be made or obtained would not reasonably be expected to have a Material Adverse Effect with respect to the Company or adversely affect the ability of any of the parties to comply with their obligations under this Agreement or consummate the transactions contemplated hereby.

         (c) Subsidiaries; Investments.

             (i) Schedule 2.2(c)(i) identifies each Subsidiary of the Company and states whether it is a corporation, limited liability company or other entity. Each Subsidiary of the Company that is a corporation is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority to own, lease and operate its properties and to carry on its business as presently conducted. Each Subsidiary of the Company that is a partnership or limited liability company is duly formed, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its formation and has all necessary power and authority to own, lease and operate its properties and to carry on its business as presently conducted. Each Subsidiary of the Company is duly qualified to do business and in good standing as a foreign corporation, foreign limited partnership or a foreign limited liability company, as the case may be, in each jurisdiction in which the nature of its activities or the character of the properties it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect with respect to the Company or adversely affect the ability of any of the parties to comply with its obligations under this Agreement or consummate the transactions contemplated hereby.

             (ii) Schedule 2.2(c)(ii) identifies each corporation, partnership, limited liability company or other entity that is not a Subsidiary but with respect to which the Company holds or has the right to acquire at any time by any means, directly or indirectly, any capital stock, equity securities or other ownership interest.

         (d) Capitalization. The Membership Interests constitute all of the issued and outstanding membership interests in the Company. The introductory paragraphs to this Agreement set forth the holders of the membership interests, together with their type of membership interest and number of membership interests held by such holder. Except as set forth in Schedule 2.2(d), there are no equity securities, partnership interests or similar ownership interests of any class of equity security of the Company, or any securities exchangeable or convertible into or exercisable for such equity securities, membership interests, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding and neither the members of the Company nor any of its Subsidiaries have authorized any of the foregoing. Except as indicated on Schedule 2.2(c), except for securities the Company owns free and clear of all Liens, directly or indirectly through one or more Subsidiaries, and except for any shares of capital stock or other similar ownership interests of certain subsidiaries of the Company owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such Subsidiaries (which shares or other interests do not materially affect the Company's control of such Subsidiaries), there are no equity securities, membership interests, partnership interests or similar ownership interests of any class of equity security of any Subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, membership interests, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding and neither the members of the Company nor any of its Subsidiaries have authorized any of the foregoing. Except as set forth in Schedule 2.2(d), there are no subscriptions, options, warrants, equity securities, membership interests, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements or any character to which the Company or any of its Subsidiaries is a party or by which it is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, membership interests, partnership interests or similar ownership interests of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement, nor have the members of the Company nor any of its Subsidiaries authorized any of the foregoing. Except as contemplated by this Agreement and except as set forth in Schedule 2.2(d), there are no registration rights and there is no voting agreement, voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company or any of its Subsidiaries is a party or by which it is bound with respect to any equity security of any class of the Company or any of its Subsidiaries. At the Closing, each Seller shall deliver to Purchaser good and marketable title to its respective Membership Interest, free and clear of all Liens.

         (e) Financial Statements. Schedule 2.2(e) sets forth (i) the audited balance sheet of the Company and its Subsidiaries on a consolidated basis as of December 31, 1998 and the audited statement of operations for the Company and its Subsidiaries on a consolidated basis for the period from February 12, 1998 to December 31, 1998 (the "Audited Financial Statements") and (ii) the unaudited balance sheet of the Company and its Subsidiaries on a consolidated basis as of November 30, 1999 (the "Balance Sheet") and the unaudited statement of operations for the Company and its Subsidiaries on a consolidated basis for the eleven month period then ended (the "Interim Financial Statements" and, collectively with the Audited Financial Statements, the "Financial

Statements"). Except as set forth in Schedule 2.2(e), the Financial Statements have been prepared in accordance with GAAP consistently applied throughout the period covered thereby (subject to the exceptions noted therein), are in accordance with and based upon the books and records of the Company and its Subsidiaries, and fairly present the financial position of the Company and its Subsidiaries as of the date thereof and the results of operations of the Company and its Subsidiaries, in each case for the periods covered thereby, except as set forth in the Notes thereto and that the Interim Financial Statements do not contain notes and are subject to normal recurring year-end adjustments.

         (f) Undisclosed Liabilities. Except (i) as set forth on Schedule 2.2(f), (ii) for liabilities reflected or reserved for on the Balance Sheet,
(iii) for liabilities to vendors, service providers, suppliers, and lessors, and obligations for payroll and benefits (including reimbursement of expenses to employees in the ordinary course of business) to employees, under agreements or arrangements entered into on or prior to November 30, 1999 which would not have been prohibited by Section 4.2 had they been entered into after the date hereof, and (iv) for liabilities in respect of executory Contracts to which the Company or a Subsidiary is a party and which are disclosed in the Schedules to this Agreement or are entered into after November 30, 1999 with the written consent of Purchaser or in accordance with Section 4.2 hereof, neither the Company nor any Subsidiary of the Company has any liabilities (absolute, accrued, contingent or otherwise) other than liabilities incurred in the ordinary course since November 30, 1999 not exceeding one million dollars ($1 million) individually or in the aggregate.

         (g) Absence of Certain Changes. Except as set forth in Schedule 2.2(g), since November 30, 1999 and through the date hereof, the Company has conducted its business only in the ordinary course consistent with past practice and, to the Knowledge of Sellers, there has not been any occurrence or event that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect with respect to the Company; and since November 30, 1999, and to the date hereof, the Sellers, the Company and the Subsidiaries of the Company have not taken or failed to take any action the taking of which or failure of which to take, as the case may be, would have violated any of the provisions of Section 4.2 if they had then been applicable during such period.

         (h) Assets; Real Property.

             (i) Except as disclosed in the Financial Statements, each of the Company and each Subsidiary of the Company has good and marketable title to, or holds valid leasehold interests in, all of the material personal properties and assets held or used by it, in each case free and clear of all Liens other than Permitted Liens.

             (ii) Neither the Company nor any Subsidiary of the Company owns any real property. Schedule 2.2(h)(ii) lists all material real properties currently leased or subleased by the Company or a Subsidiary of the Company (the "Material Real Property"). The Company or such Subsidiary has a valid leasehold or subleasehold interest in all such Material Real Property, free and clear of all Liens other than Permitted Liens. Each such lease or sublease is legal, valid, binding, enforceable against the Company or its Subsidiary and, to the Knowledge of the Company and the Sellers, the other party or parties thereto, and in full force and effect, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles. Neither the Company (or its Subsidiary, as the case may be) nor, to the Knowledge of the Company and the Sellers, any other party is in default, violation or breach in any material respect under any such lease or sublease, and no event has occurred and is continuing that constitutes or with notice or passage of time or both, would constitute a default, violation or breach by the Company (or its Subsidiary, as the case may be) in any respect under such lease or sublease except such as would not reasonably be expected to have a Material Adverse Effect with respect to the Company.

         (i) Material Contracts. Part A of Schedule 2.2(i) is a complete and accurate list of Material Contracts. Except as disclosed in Part B of Schedule 2.2(i), each Material Contract: (a) is the legal, valid and binding obligation of the Company or Subsidiary of the Company and to the Knowledge of the Company is the legal, valid and binding obligation of the other parties thereto and in full force and effect, and (b) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Part B of Schedule 2.2(i) are not obtained, shall continue in full force and effect in accordance with the terms thereof under the terms thereof without penalty solely as a consequence of the consummation of such transactions. None of the Company nor any Subsidiary of the Company is in material breach of, or default under, any Material Contract and, to the Knowledge of the Company, no other party thereto is in material breach thereof or default thereunder.

         (j) Litigation. Except as disclosed in Schedule 2.2(j), there is no claim, arbitration, action, suit or proceeding pending or, to the Knowledge of the Company, threatened, and to the Knowledge of the Company there is no grievance or investigation pending or threatened, in each case by or before any Governmental Entity or arbitration tribunal against the Company or any Subsidiary of the Company or any of their respective properties, assets or operations involving an amount greater than $15,000. Except as set forth in
Schedule 2.2(j), neither the Company nor any Subsidiary of the Company is in violation of, or default under, any judgment, order, injunction, writ or decree of any Governmental Entity or arbitration tribunal applicable to it or any of its material assets, properties or operation, or since the Formation Date has received any written notice of any material violation of, or default under, any such judgment, order, injunction, writ or decree.

         (k) Taxes. Except as set forth on Schedule 2.2(k):

             (i) All material Tax Returns required to be filed by the Company and each of its Subsidiaries on or prior to the Closing Date have been or will be timely filed, and all amounts shown to be due by the Company and each of its Subsidiaries on each of such Returns have been paid or will be paid when due.

             (ii) There are no Liens on any of the assets of the Company and each of its Subsidiaries arising out of any unpaid Taxes, other than Permitted Liens.

             (iii) There is no action or proceeding or unresolved claim for assessment or collection, pending or, to the Knowledge of Sellers or the Company, threatened by any Governmental Entity for assessment or collection of any material Taxes affecting the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has executed any waiver or extension of the statute of limitations for the assessment or collection of any material Tax.

             (iv) Neither the Company nor any of its Subsidiaries is a party to any tax sharing or tax indemnity or tax allocation agreement or arrangement.

             (v) No adjustment relating to any Returns filed by Company or any of its Subsidiaries has been proposed in writing by any Tax authority to the Company or any of its Subsidiaries or to Sellers or any representative thereof.

             (vi) Neither the Company nor any of its Subsidiaries has any liability for unpaid Taxes that has not been accrued for or reserved on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, which is material to the Company or any of its Subsidiaries other than any liability for unpaid Taxes that may have accrued since November 30, 1999 in connection with the operation of the Company's business in the ordinary course.

             (vii) The Company and each of its Subsidiaries as of the Closing Date will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to the Company or its Subsidiaries.

             (viii) There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company or any of its subsidiaries is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

             (ix) None of the Company's or its Subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

             (x) None of the Company or its Subsidiaries is, nor has any of them been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

             (xi) None of the Company's Subsidiaries have filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by any Subsidiaries.

             (xii) At all times on and prior to the Closing Date, the Company has been considered a partnership for U.S. federal income tax purposes.

             (xiii) None of the Company's Subsidiaries have constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated herein.

         (l) Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

         "Intellectual Property" shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"), (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing,
         (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world, (iv) domain names and uniform resource locators ("URLs") and other names and locators associated with the Internet ("Domain Names"), (v) industrial designs and any registrations and applications therefor, (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor, (vii) all databases and data collections and all rights therein, (viii) all moral and economic rights of authors and inventors, however denominated, and
         (ix) any similar or equivalent rights to and of the foregoing (as applicable).

         "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company and it Subsidiaries.

         "Registered Intellectual Property" means all Intellectual Property that is the subject of an application, certificate, filing, registration or other comparable document issued, filed with, or recorded by any State, government or other legal authority.

         "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by the Company or any of its Subsidiaries.

             (1) Schedule 2.2(l)(1) is a complete and accurate list of all Company Registered Intellectual Property as of the date hereof and specifies, where applicable, the jurisdictions in which each such item of company Registered Intellectual Property has been issued or registered and lists, to the Knowledge of the Sellers, any proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) to which any of the Company Registered Intellectual Property is subject.

             (2) Schedule 2.2(l)(2) is a complete and accurate list of the product offerings of the Company and its Subsidiaries as of the date hereof that have been distributed since January 1, 1999 ("Company Products").

             (3) Except in the ordinary course of business and pursuant to the terms of the Contracts described on Schedule 2.2(l)(3), to the Knowledge of the Sellers no Company Intellectual Property owned by the Company or a Subsidiary of the Company is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any material manner the current use, transfer, or licensing thereof by Company or any of its Subsidiaries and, to the Knowledge of the Company, no Company Intellectual Property licensed by the Company or a Subsidiary of the Company is subject to any such proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation.

             (4) Each material item of Company Registered Intellectual Property is valid and subsisting, all registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all documents, recordations and certificates deemed desirable by the Company in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

             (5) Company owns and has good and exclusive title to each material item of Company Registered Intellectual Property owned by it, free and clear of any lien or encumbrance (excluding non-exclusive licenses and Contracts described in Schedule 2.2(l)(3)). Without limiting the foregoing, (i) the Company is the owner of all registered trademarks and trade names used in the operation or conduct of the business of the Company and its Subsidiaries, including the sale, distribution or provision of any Company Products by the Company or its Subsidiaries and (ii) the Company owns exclusively, or has the right to use, all copyrighted works that are Company Products or which the Company or any of its Subsidiaries otherwise purport to own and which are material to the Company.

             (6) Except as set forth in Schedule 2.2(l)(6), to the extent that any work, material or invention that is material to the Company has been developed or created independently or jointly by a third party for the Company or any of its Subsidiaries or is incorporated into any of the Company Products, other than "off the shelf" technology, software or Intellectual Property, the Company has a written agreement with such third party with respect thereto and either (i) has obtained ownership of or (ii) has obtained a license with respect thereto sufficient for the conduct of the Company's business as currently conducted.

             (7) Except in the ordinary course of business and except pursuant to the Contracts described on Schedule 2.2(l)(3), neither the Company nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license to any third party with respect to, any Company Intellectual Property which is material to the Company, or knowingly permitted the Company's rights in such material Company Intellectual Property to lapse or enter the public domain.

             (8) Schedule 2.2(l)(8) lists all material contracts, licenses and agreements to which Company or any of its Subsidiaries is a party, (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than non-exclusive end-user licenses in the ordinary course of business and licenses described in Schedule 2.2(l)(3)) or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to the Company.

             (9) All material contracts, licenses and agreements relating to either (i) Company Intellectual Property, or (ii) Intellectual Property of a third party licensed to Company or any of its Subsidiaries, are in full force and effect to the Knowledge of the Company. Neither the Company nor any of its Subsidiaries has received notice that it is not in material compliance with, or has materially breached any term of, any such contracts, licenses and agreement and, to the Knowledge of Sellers, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements.

             (10) The operation of the business of the Company and its Subsidiaries as such business currently is conducted, including (i) the Company's and its Subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of Company Products and
         (ii) the Company's and its Subsidiaries' use of any product, device or process, does not materially infringe or misappropriate the Intellectual Property of any third party. The operation of the business of the Company and its Subsidiaries immediately following the Closing in substantially the same manner as it is currently conducted, and, to the Knowledge of the Company, such operation following the Closing, including (i) the Company's and its Subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of Company Products and (ii) the Company's and its Subsidiaries' use of any product, device or process, will not materially infringe or misappropriate the Intellectual Property of any third party.

             (11) None of the Deconsolidated Ventures owns or exclusively licenses any Intellectual Property used by or necessary for the business of the Company or any of it Subsidiaries.

             (12) Neither this Agreement nor the transaction contemplated hereby, will, as a result of any contracts or agreements to which the Company and its Subsidiaries are a party, result in (i) the grant by Purchaser to any third party any right to or with respect to any material Intellectual Property owned by, or licensed to, it; or (ii) Purchaser's being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Purchaser prior to Closing.

         (m) ERISA. Except for the Employee Plans identified in Schedule 2.2(m), neither the Company nor any Subsidiary of the Company maintains or contributes to any Employee Plan. For purposes of this Section, "Employee Plan(s)" shall mean any pension, retirement, profit-sharing, severance, termination, deferred compensation, bonus or other incentive plan, stock option or stock purchase plan, medical, retiree medical, vision, dental or other health plan, or life insurance plan, or any other employee benefit plan, program, employment agreement, arrangement, agreement or understanding, including, without limitation, any "employee benefit plan" as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that provides benefits to any current or former employees, officers, directors or managers of the Company or a Subsidiary of the Company. The Company has provided Purchaser with correct and complete copies of all Employee Plans, summary plan descriptions thereof (to the extent required by ERISA), and all trust agreements or funding agreements including insurance contracts and all amendments thereto and the most recently received IRS determination letter, the most recently filed IRS Form 5500 and the most recently prepared actuarial valuation. The execution, delivery and performance of this Agreement will not result in any payment (whether of severance pay or otherwise) becoming due to any current or former employees of the Company or any Subsidiary of the Company. Each such Employee Plan that is a "pension plan" (as defined in section 3(2) of ERISA) is tax-qualified under section 401(a) of the Code. Except as set forth in Section 2.2(m), each Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including ERISA and the Code. Neither the Company nor any Subsidiary of the Company has in any material respect violated the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to any such act, or any similar provisions of state law applicable to any employee or former employee of the Company or any of its Subsidiaries. Since the Formation Date, neither the Company nor any Subsidiary of the Company has maintained, contributed to or been required to contribute to (A) any Employee Plan under which more than one employer makes contributions (within the meaning of Section 4064(a) of ERISA)
(B) any Employee Plan that is a "multiemployer plan" (as defined in section 3(37)(A) or (D) of

ERISA, as amended by the Multiemployer Pension Plan Amendments Acts of 1980), or
(c) any "multiple employer" plan as described in Section 413(c). No Employee Plan provides for or promises retiree medical, disability or life insurance of the Code benefits to any current or former officer, director, manager or employee of the Company or any Subsidiary of the Company; and there has been no prohibited transaction (within the meaning of section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan that could subject the Company or a Subsidiary of the Company or any Employee Plans (or their trusts, trustees or administrators) to any tax or penalty imposed under section 4975 of the Code or section 502(i) or ERISA. Neither the Company nor any Subsidiary of the Company is or will be subject to any liability on account of the Company having been affiliated, prior to the Closing, directly or indirectly, with any other entity or person under Code section 414, ERISA section 4001 or any similar foreign law.

         (n) Personnel and Labor Matters. The Company has furnished Purchaser a list of the names and annual rates of compensation of the employees and sales representatives of the Company and its Subsidiaries whose annual rates of compensation during the year ended December 31, 1998 (including base salary, bonus, commissions, and incentive pay) exceeded $100,000. The Company has delivered to the Purchaser accurate and complete copies of all employment agreements to which it or any of its Subsidiaries is a party and the Company's 401(k) Plan. The Company has delivered to Purchaser a copy or description of all other agreements, plans, and other instruments to which the Company or a Subsidiary of the Company is a party and under which its employees and/or sales representatives are entitled to receive benefits of any nature. There is no pending or, to the Knowledge of the Sellers and the Company, threatened labor dispute or union organization campaign. Neither the Company nor any Subsidiary of the Company has any labor contract or collective bargaining agreement, there is no unfair labor practice complaint pending against the Company or a Subsidiary of the Company; there is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Sellers, threatened against or affecting the Company or a Subsidiary of the Company; and there are no material charges or claims pending or, to the Knowledge of Sellers, threatened against the Company or a Subsidiary of the Company before the Equal Employment Opportunity Commission or the National Labor Relations Board.

         (o) Environmental Matters. Each of the Company and its Subsidiaries has been, since the Formation Date, and is now in material compliance with (i) all Legal Requirements relating to pollution, protection of the environment or health and safety (collectively, "Environmental Laws"), and (ii) all requirements of permits, licenses, approvals and other authorizations required under Environmental Laws. All emission control equipment installed at the Material Real Properties pursuant to the requirements of Environmental Laws or of permits, licenses, approvals and other authorizations required under Environmental Laws is operated, in all material respects, in accordance with the requirements of the Environmental Laws and the manufacturer's specifications. Since the Formation Date, neither the Company nor any Subsidiary of the Company
(i) has received any notification that it is or could be, and, to the Knowledge of Company, there is no reasonable basis for the Company or any Subsidiary of the Company to become, subject to any claim, action, obligation, proceeding, investigation or evaluation, directly or indirectly relating to any of its current or past operations or any of its currently or formerly owned, leased or operated properties, arising under or pursuant to Environmental Laws or principles of common law which address pollution or protection of the environment, or (ii) has entered into any agreement with any Governmental Entity or other person by which responsibility was assumed by it, either directly or indirectly, for the conduct of any investigation or remediation of environmental conditions.

         (p) Insurance. Excluding insurance policies which have expired and been replaced, no insurance policy for the Company or a Subsidiary of the Company has been canceled since the Formation Date and, to the Knowledge of Sellers, no threat has been made to cancel any such insurance policy of the Company or a Subsidiary of the Company since such date.

         (q) Compliance with Law. The Company and each of its Subsidiaries hold, and are in compliance with, all material licenses, permits and authorizations necessary for the lawful conduct of its business, and has complied and is in compliance with all applicable material Legal Requirements. No claim has been made by any Governmental Entity (and no such claim is anticipated) to the effect that the businesses conducted by the Company and its Subsidiaries fail to comply, in any material respect, with any Legal Requirement.

         (r) Brokers' and Finders' Fees. Except for fees payable to Merrill Lynch & Co. pursuant to an engagement letter dated March 12, 1999, which Sellers hereby agree are solely their responsibility and not the responsibility of the Company, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         (s) Year 2000 Compliance. Except as set forth in Schedule 2.2(s), all of the Company Products (i) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant") and
(ii) will lose no material functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. Except as set forth in Schedule 2.2(s) and except to the extent that any failure of the Company's or its Subsidiaries Information Technology (as defined below) to be Year 2000 Compliant would not materially impact the operations of the Company, such Information Technology is Year 2000 Compliant, and will not cause an interruption in the ongoing operations of the Company's or any of its subsidiaries' business on or after January 1, 2000. For purposes of the foregoing, the term "Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, embedded systems and other systems, components and/or functions (excluding in each case general utility and public infrastructure systems and services including without limitation gas, electric, telephone, postal and other items which may be considered public infrastructure) that are owned or used by the Company or any of its Subsidiaries in the conduct of their business.

         (t) Change of Control Payments. Schedule 2.2(t) sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to employees, directors or managers of the Company or a Subsidiary of the Company directly as a result of the purchase and sale of the Membership Interests contemplated hereby.

         (u) Guaranties, Intercompany Debt. Neither the Company nor any of Subsidiary of the Company is a party to any guaranty of the obligations of any other party with respect to indebtedness for money borrowed. Schedule 2.2(u) sets forth a complete and accurate list of all Contracts currently in effect between the Company and each Seller.

         (v) Restrictions on Business Activities. Except as set forth in
Schedule 2.2(v), neither the Company nor any Subsidiary of the Company, nor any of the Deconsolidated Ventures, is a party to any Contract, and to the Knowledge of the Company there is no judgment, injunction, order or decree binding upon Company or its Subsidiaries or any Deconsolidated Venture which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company or any of its Subsidiaries, any acquisition of property by Company or any of its Subsidiaries or the conduct of business by Company or any of its Subsidiaries as currently conducted.

         (w) Deconsolidated Ventures. Neither the Company nor any Subsidiary of the Company (i) has any liabilities in respect of the operations of the Deconsolidated Ventures, (ii) is responsible for, or has agreed to be responsible for, now or in the future, any liabilities of the Deconsolidated Ventures, or (iii) has any commitment or obligation to make or guarantee now or in the future any payment by or to a Deconsolidated Venture, in each case other than (A) as set forth in the Financial Statements, (B) pursuant to the terms of the joint venture agreements listed on Schedule 2.2(d) and the related management and network services agreements and software licenses listed on
Schedule 2.2(i), which agreements are the only material agreements of the Company and its Subsidiaries relating to their joint ventures, and (C) liabilities for Taxes in respect of the operation of the Deconsolidated Ventures in the ordinary course of business.

For purposes of the representations and warranties contained in this Article II, any item or matter required to be set forth on a Schedule will be deemed to be adequately disclosed thereon if such Schedule provides an appropriate cross-reference to information set forth on another Schedule or if the information set forth thereon is clearly disclosed as relating to the items or matters required to be set forth on one or more enumerated Schedules.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As of the date hereof and, except for those representations and warranties that address matters only as of a certain date (which shall be true and correct as of such date), as of the Closing Date as though made on the Closing Date, Purchaser represents and warrants to the Sellers as follows:

         3.1. Organization of Purchaser.

              (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

              (b) Purchaser is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to so qualify would have a Material Adverse Effect on Purchaser.

              (c) Purchaser has delivered or made available to the Sellers a true and correct copy of the Certificate of Incorporation and Bylaws of Purchaser, each as amended to date (collectively, the "Purchaser Charter Documents"), and each such instrument is in full force and effect. Purchaser is not in violation of any of the provisions of Purchaser Charter Documents.

         3.2. Purchaser Capital Structure.

              (a) As of the date of this Agreement, the authorized capital stock of Purchaser consists of: (i) 600,000,000 shares of Purchaser Common Stock, of which 151,769,186 shares were issued and are outstanding as of December 15, 1999; and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share, none of which shares have been issued or are outstanding as of the date of this Agreement. All of the outstanding shares of Purchaser Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

              (b) As of December 15, 1999: (i) 26,364,104 shares of Purchaser Common Stock were subject to issuance pursuant to outstanding options to purchase Common Stock under Purchaser's stock option plans; (ii) 10,433,416 shares of Common Stock were reserved for future issuance under Purchaser's stock plans; and (iii) 1,364,799 shares of Common Stock are reserved for issuance under Purchaser's employee stock purchase plans. (Stock options granted by Purchaser pursuant to Purchaser's stock option plans are referred to in this Agreement as "Purchaser Options"). All shares of Purchaser Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.

              (c) As of the date of this Agreement, 35,602,352 shares of Purchaser Common Stock are subject to issuance pursuant to outstanding warrants to purchase Common Stock.

              (d) All outstanding shares of Purchaser Common Stock, all outstanding Purchaser Options, and all outstanding shares of capital stock of each Subsidiary of Purchaser have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements and (ii) all requirements set forth in applicable Contracts, except in each case as would not have a Material Adverse Effect on Purchaser.

         3.3. Obligations With Respect to Capital Stock. Except as set forth in
Schedule 3.3 and as set forth in Section 3.2 above, as of the date of this Agreement there are no equity securities, partnership interests or similar ownership interests of any class of Purchaser equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Schedule 3.3 or Section 3.2 above, as of the date of this Agreement there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Purchaser is a party or by which it is bound obligating Purchaser to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Purchaser or obligating Purchaser to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as contemplated by this Agreement and except as set forth in Schedule 3.3, there are no registration rights and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Purchaser is a party or by which it is bound with respect to any equity security of any class of Purchaser.

         3.4. Authority; Non-Contravention.

              (a) Purchaser has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements to be executed and delivered by it and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and such Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been, and the Ancillary Agreements to be entered into by Purchaser will be, duly executed and delivered by Purchaser and, assuming due execution and delivery by the other parties, constitute the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms (excluding the indemnification and contribution provisions of the Registration Rights Agreement), subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles. The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements to which it is a party does not, and the performance of this Agreement and such Ancillary Agreements by Purchaser will not, (i) conflict with the Purchaser Charter Documents, (ii) subject to compliance with the requirements set forth in Section 3.4(b) below, conflict with or result in any violation of any law, ordinance, statute, rule or regulation of any Governmental Entity applicable to

Purchaser or any of its Subsidiaries or by which Purchaser or any of its Subsidiaries or any of their respective properties are bound or affected, or
(iii) result in any material breach or material violation of or constitute a material default under, result in a forfeiture, reduction or other modification of the rights under or give rise to any right of termination or acceleration (with or without notice or lapse of time or both) pursuant to any term or provision of any material note, bond, mortgage, indenture, Contract, lease, Permit, or other instrument or document to which Purchaser or any of its Subsidiaries is a party or by which Purchaser or any of its Subsidiaries or their respective assets are bound, except in the case of clauses (ii) and (iii) above, for conflicts, violations, breaches, or other events which would not reasonably be expected to have a Material Adverse Effect with respect to Purchaser or adversely affect the ability of any of the parties to comply with their obligations under this Agreement or to consummate the transactions contemplated hereby. Neither the performance by Purchaser of its obligations under the Registration Rights Agreement nor the exercise by any Seller of its rights thereunder at any time during the term thereof will conflict with or violate the terms of any registration, shareholders or similar agreement to which Purchaser or any of its Subsidiaries is a party, and no Person will have any "piggyback" registration rights in connection with the shelf registration contemplated by the Registration Rights Agreement.

              (b) No Consent or Permit of, declaration to, or registration, qualification, designation or filing with, any Governmental Entity is required for or in connection with the execution, delivery and performance by Purchaser of this Agreement or the Ancillary Agreements to which it is a party or the consummation of the transactions contemplated hereby and thereby, other than (i) the filing of a notification under the HSR Act and the expiration or early termination of the applicable waiting period thereunder, (ii) such filings as are required to permit the public sale by Sellers of Purchaser Common Stock as contemplated by this Agreement or the Registration Rights Agreement, and (iii) other Consents, Permits, declarations, registrations, qualifications, designations and filings, the failure of which to be made or obtained would not reasonably be expected to have a Material Adverse Effect on Purchaser or adversely affect the ability of any of the parties to comply with their obligations under this Agreement or consummate the transactions contemplated hereby.

         3.5. SEC Filings; Purchaser Financial Statements.

              (a) Purchaser has filed all forms, reports and documents required to be filed by Purchaser with the Securities and Exchange Commission ("SEC") since January 1, 1999. All such required forms, reports and documents (referred to herein as the "Purchaser SEC Reports"). As of their respective dates (or, if amended, as of the respective dates of such amendments), Purchaser SEC Reports
(i) complied as to form in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Purchaser SEC Reports and
(ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Purchaser's Subsidiaries is required to file any forms, reports or other documents with the SEC. Since the date of the filing of

Purchaser's most recent SEC Report until the date hereof, there has not been a Material Adverse Effect on Purchaser.

              (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Purchaser SEC Reports (the "Purchaser Financials"), including each Purchaser SEC Report filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of Purchaser and its Subsidiaries as at the respective dates thereof and the consolidated results of Purchaser's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Purchaser contained in Purchaser's quarterly report on Form 10-Q for the quarter ended September 30, 1999 is hereinafter referred to as the "Purchaser Balance Sheet."

         3.6. Absence of Certain Changes or Events. Except as set forth in
Schedule 3.6, from the date of the Purchaser Balance Sheet to the date of this Agreement, there has not been: (i) any Material Adverse Effect on Purchaser,
(ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Purchaser's capital stock, or (iii) any material change by Purchaser in its accounting methods, principles or practices, except as required by concurrent changes in GAAP.

         3.7. Brokers' and Finders' Fees. Except for fees payable to Morgan Stanley, which are the responsibility of Purchaser, Purchaser has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.8. Year 2000 Compliance. Purchaser's business operations will not be materially interrupted as a result of any failure of its products or Information Technology to be Year 2000 Compliant.

         3.9. Board Approval. The Board of Directors of Purchaser has, as of the date of this Agreement, approved the issuance of shares of Purchaser Common Stock in respect of the Purchase Price.

         3.10. Purchase for Investment. Purchaser is purchasing the Membership Interests for its own account for investment and not with a view to, or in connection with, the distribution thereof. Purchaser acknowledges that the Membership Interests are not being registered under the Securities Act or any applicable state or provincial securities laws and, accordingly, may not be transferred or sold except in compliance with the registration requirements of the Securities Act and the registration or qualification requirements of applicable state or provincial securities laws or as permitted under an available exemption therefrom. Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

For purposes of the representations and warranties contained in this Article III, any item or matter required to be set forth on a Schedule will be deemed to be adequately disclosed thereon if such Schedule provides an appropriate cross-reference to information set forth on another Schedule or if the information set forth thereon is clearly disclosed as relating to the items or matters required to be set forth on one or more enumerated Schedules.

                                   ARTICLE IV
                                    COVENANTS

         4.1. Cooperation and Access. From and after the date hereof, the Sellers and the Company shall permit Purchaser and its representatives to have reasonable access, during regular business hours, to the assets, books and records of the Company, and shall furnish, or cause to be furnished, to Purchaser and its representatives such financial, tax and operating data and other available information with respect to the Company as Purchaser shall from time to time reasonably request and which Sellers and the Company shall have the right to disclose; provided, however, that all information received by Purchaser and its Affiliates shall be subject to the terms of the Confidentiality Agreement.

         4.2. Conduct of Business. From the date hereof until the Closing, except as Purchaser shall otherwise consent, which consent shall not be unreasonably withheld or delayed, and except as contemplated by the express provisions of this Agreement, the Sellers and the Company agree that the Company and its Subsidiaries shall conduct their business in the ordinary and usual course consistent with past practice, and use their reasonable efforts to preserve intact their business and related relationships with customers, suppliers and other third parties with whom they deal. From the date hereof until the Closing, except as Purchaser shall otherwise consent, which consent shall not be unreasonably withheld or delayed, and except as contemplated by the express provisions of this Agreement, the Sellers and the Company agree that the Company and its Subsidiaries shall not:

         (a) issue or transfer any capital stock or membership or other ownership interest of any of the Company or any Subsidiary of the Company or any security convertible into or exchangeable for, or any other right to acquire, any such capital stock or membership or other ownership interest, or pay any dividend or make any distribution to Sellers, redeem a Membership Interest or make any call for capital contributions to the Company or any of its Subsidiaries;

         (b) amend or make any change to its organizational documents, Charter, Bylaws or equivalent governing instruments;

         (c) sell, transfer, lease or license or sublicense or otherwise dispose of any of its material assets other than non-exclusive licenses in the ordinary course of business consistent with past practice;

         (d) incur or assume any Debt;

         (e) consolidate with, or merge with or into, any Person;

         (f) increase the salary, bonus, commission or other direct or indirect compensation payable or to become payable to any of their respective officers, directors, managers, or employees, or make any declaration or payment, or incur any commitment or obligation, of any kind for the payment of additional salary, bonus, commission or other direct or indirect compensation to any such person, except increases for non-executive employees occurring in the ordinary course of business consistent with past practice, or grant any severance or termination benefit to any officer, director or employee, other than severance to any non-executive employee in the ordinary course of business and consistent with the Company's current policy, or adopt any new severance plan;

         (g) increase the benefits payable under any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, program or arrangement made to, for or with any of the directors, managers, officers or employees of the Company or any Subsidiary of the Company, other than any increases required under the existing terms thereof;

         (h) acquire all or substantially all of the assets, business or properties of any Person, or acquire the securities of any Person;

         (i) enter into any lease of real property, except renewals of existing leases at the end of the terms thereof in the ordinary course of business consistent with past practice;

         (j) create or incur any Liens upon any material properties or assets of the Company or any Subsidiary of the Company, other than Permitted Liens;

         (k) enter into any customer Contract obligating the Company or a Subsidiary to deliver services valued at greater than $200,000;

         (l) engage in any new transaction with any Affiliate (other than transactions contemplated by this Agreement);

         (m) cancel or compromise any material claim, waive or release any material rights, or change in any material respect or terminate any material Contract (except for terminations, replacements or modifications of contractual relationships with customers, dealers, retailers, suppliers, insurers, lessors and licensees in the ordinary course of business consistent with past practice);

         (n) (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, or liabilities recognized or disclosed in the Financial Statements (or the notes thereto), or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which Company or any of its Subsidiaries is a party or of which the Company or any of its Subsidiaries is a beneficiary;

         (o) commence litigation;

         (p) make any individual or series of related payments outside of the ordinary course of business in excess of $50,000;

         (q) modify, amend or terminate any Material Contract to which the Company or any Subsidiary thereof is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

         (r) enter into, renew or materially modify any contracts, agreements, or obligations relating to the distribution, sale, license or marketing by third parties of the Company's products or products licensed by the Company;

         (s) except as required by GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

         (t) incur or enter into any agreement, contract or commitment requiring the Company or any of its Subsidiaries to pay in excess of $100,000;

         (u) make any tax election that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the tax liability or tax attributes of Company or any of its Subsidiaries or settle or compromise any material income tax liability of the Company;'

         (v) operate the Company such that its working capital (including intercompany payables) are operated and conducted only in the ordinary course of business as if the Company were not affiliated with the Sellers;

         (w) enter into any joint ventures, strategic partnerships or strategic alliances; or

         (x) agree or commit, whether in writing or otherwise, to do any of the foregoing.

         4.3. Governmental and Other Approvals. Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the parties hereto shall execute and deliver, or cause to be executed and delivered, all reasonable agreements, certificates and other instruments and shall use its reasonable best efforts to obtain promptly any Consent, authorization, order or approval of, or any exemption by, any Governmental Entity, including the filing of a notification and report form and related materials required under the HSR Act, or other Person which is required to be obtained or made or is advisable to obtain or make in connection with the transactions contemplated by this Agreement.

         4.4. Employee Matters.

         (a) During the one-year period following the Closing, Purchaser shall, or shall cause the Company to, provide employees of the Company and its Subsidiaries immediately prior to the Closing (the "Company Employees") with employee benefits plans, programs and arrangements that in the aggregate are substantially similar to the employee benefit plans, programs and arrangements provided from time to time to similarly situated employees of Purchaser.

         (b) After the Closing, Purchaser shall, to the extent permitted under its plans as now in effect, recognize, or cause to be recognized, the service of the Company Employees with the Company and its Subsidiaries (including any service by such persons with a Seller or its Affiliates to the extent such service has been recognized by the Company or its Subsidiaries) for purposes of eligibility to participate and vesting of benefits under each employee benefit plan, program and arrangement and any vacation plan, program or policy maintained by Purchaser, the Company or a Subsidiary of the Company (excluding any sabbatical program) for such employees on or after the Closing Date.

         (c) With respect to any welfare benefit plans maintained for the benefit of Company Employees on and after the Closing Date, to the extent permitted under such plans as now in effect Purchaser shall, or shall cause the Company and its Subsidiaries to, (i) cause there to be waived any eligibility or pre-existing condition limitations that would not have been applicable to the Company Employees prior to the Closing Date and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees with respect to similar plans maintained by the Company or the Sellers for their benefit immediately prior to the Closing Date.

         4.5. Supplemental Disclosure.

         (a) The Company and each Seller shall give prompt notice to each other and to Purchaser of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or (b) would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         (b) Purchaser shall give prompt notice to the Sellers and the Company of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3(a) or (b) would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         4.6. Other Transactions. From the date of this Agreement to the Closing, each of the Sellers and the Company agrees that it shall not, nor shall it permit any of its officers, directors, managers, advisors or other representatives to, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information or assistance to, any person or group (other than the Purchaser and its representatives) concerning any amalgamation, merger, sale of securities, sale of substantial assets or similar transaction involving the Company.

         4.7. Cooperation. Each of Purchaser and the Sellers shall use its reasonable best efforts, and shall cause its respective officers, employees, agents, auditors and representatives, as applicable, to use their reasonable best efforts after the Closing to effect the orderly transition of ownership of the Company from the Sellers to Purchaser. After the Closing, upon reasonable written notice, Purchaser and each Seller agrees that it shall furnish or cause to be furnished to each other and to its employees, counsel, auditors and representatives, as applicable, access, during normal business hours, to such information and assistance relating to the Company as is reasonably necessary for financial reporting, accounting and other legal matters. No party shall be required by this Section 4.7 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

         4.8. Use of Name. Except as expressly provided in this Section 4.8, no rights are granted pursuant to this Agreement, and neither the Company nor any of its subsidiaries shall have any rights from and after the Closing, to use the tradenames or trade marks of the Sellers, including the "EDS" or "Electronic Data Systems Corporation" names and marks (the "Sellers' Marks"). Following the Closing, the Company shall have the right to continue to use products, labeling, packaging materials, promotional materials, business cards, schedules, stationery, displays, signs, promotional materials, manuals, forms and other materials in existence and in the possession of the Company on the Closing Date which use any Sellers' Marks until the earlier of (i) depletion of existing inventories of such materials or (ii) 90 days from the Closing Date. As promptly as practicable following the Closing, Purchaser shall cause the Company and its subsidiaries to commence efforts (which efforts shall be completed no later than 90 days after the Closing) to remove, strike over or otherwise obliterate any Sellers' Marks from all materials constituting, and cease using such names or marks in connection with, their properties and assets, including any products, labeling, packaging materials, business cards, schedules, stationery, displays, signs, promotional materials, manuals, forms and other materials.

         4.9. Further Assurances. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request which are necessary or appropriate to consummate or implement the transactions contemplated hereby.

         4.10. Confidentiality. The parties acknowledge that the Sellers and Purchaser have previously executed the Confidentiality Agreement, which will continue in full force and effect in accordance with its terms.

         4.11. Public Disclosure. Each of Purchaser and the Sellers shall consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange, in which event a party shall use reasonable efforts to consult with the other parties regarding the content of any such release or statement.

         4.12. Third Party Consents. As soon as practicable following the date hereof, Purchaser and the Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

         4.13. California 3(a)(10) Proceeding. As soon as reasonably practicable following the execution of this Agreement, Purchaser and Sellers shall prepare the necessary documents and Purchaser shall apply to obtain a permit (a "California Permit") from the Commissioner of Corporations of the State of California (the "Commissioner") (after a hearing before such Commissioner) pursuant to Section 25121 of the California Corporate Securities Law of 1968 ("Section 25121"), so that the issuance of Purchaser Common Stock pursuant to
Article I hereof shall be exempt from registration under Section 3(a)(10) of the Securities Act. Purchaser and Sellers will respond to any comments from the California Department of Corporations and use their commercially reasonable efforts to have the California Permit granted as soon as practicable after such filing. As promptly as practicable after the date of this Agreement, Purchaser shall prepare and make such filings as are required under applicable Blue Sky laws relating to the transactions contemplated by this Agreement. Sellers shall use reasonable and good faith efforts to assist Purchaser as may be necessary to comply with the securities and blue sky laws relating to the transactions contemplated by this Agreement.

         Notwithstanding the foregoing, after January 31, 2000 and until the notice of hearing is mailed to the Sellers in accordance with the procedures to obtain a California Permit, the Sellers, acting together, may elect to cause the Purchaser to withdraw the application for the California Permit and receive "restricted securities" within the meaning of Rule 144 of the Securities Act issued in a private placement transaction in compliance with Section 4(2) of the Securities Act and Regulation D promulgated thereunder. In addition, in the event that, after the notice of hearing is mailed to the Sellers pursuant to Section 25121, the Commissioner makes a final determination to deny the California Permit, Sellers shall receive "restricted securities." Each Seller hereby represents and warrants, which representation and warranty is conditional on the issuance of the Purchaser Common Stock as "restricted stock" under the election contemplated by this paragraph, as follows:

             (i) Such Seller is acquiring Purchaser Common Stock solely for its own account and will not sell, offer to sell or otherwise dispose of or distribute any of the Purchaser Common Stock in any transaction other than a transaction complying with the registration requirements of the Securities Act and applicable state securities or "Blue Sky" laws, or pursuant to an exemption therefrom.

             (ii) Such Seller is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

             (iii) Such Seller understands that all certificates representing the Purchaser Common Stock which are "restricted securities" as contemplated by this paragraph shall have endorsed thereon the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM."

         Such Seller acknowledges that the legend contained in this Section 4.13 shall be removed from a certificate in connection with any sale in compliance with the terms of this Section 4.13 and pursuant to a Registration Statement, but shall not be removed in any other circumstance without Purchaser's prior written consent, which consent shall be exercised in its sole discretion. Purchaser shall cooperate with such requirements as may be imposed by its transfer agent in connection with a transfer of any shares of Purchaser Common Stock in accordance with Rule 144 promulgated under the Securities Act, including, if requested by such transfer agent, the delivery of an opinion of counsel to Purchaser. Such cooperation by Purchaser shall be generally consistent with the assistance Purchaser provides other similarly situated shareholders of Purchaser. Sellers agree to provide Purchaser and its counsel any supporting materials reasonably requested by Purchaser, its counsel or Purchaser's transfer agent in connection with such transfer.

         4.14. Nasdaq Listing. Purchaser agrees to use commercially reasonable efforts to authorize for listing on Nasdaq the shares of Purchaser Common Stock issuable in connection with the transactions contemplated hereby, upon official notice of issuance.

         4.15 Rule 145. Each Seller acknowledges that the shares to be issued by the Company in connection with the transactions contemplated by this Agreement, assuming such shares are issued pursuant to the California Permit, are issued in a transaction subject to Rule 145 promulgated under the Securities Act and accordingly may be transferred only in accordance with Rule 145 promulgated under the Securities Act. Accordingly, assuming such shares are issued pursuant to the California Permit, such Seller understands that the shares shall bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933."

         Sellers further agree that Purchaser shall be entitled to enter "stop-transfer" orders with its transfer agent with respect to transfers not in compliance with this Section 4.15. Seller acknowledges that the legend contained in this Section 4.15 shall be removed from a certificate in connection with any sale in compliance with the terms of this Section 4.15 (provided the recipient of the shares in the sale is not also subject to Rule 145 promulgated under the
Act), but shall not be removed in any other circumstance without Purchaser's prior written consent, which consent shall be exercised in its sole discretion. Purchaser shall cooperate with such requirements as may be imposed by its transfer agent in connection with a transfer of any shares of Purchaser Common Stock in accordance with Rule 145 promulgated under the Act, including, if requested by such transfer agent, the delivery of an opinion of counsel to Purchaser. Such cooperation by Purchaser shall be generally consistent with the assistance Purchaser provides other similarly situated shareholders of Purchaser. Sellers agree to provide Purchaser and its counsel any supporting materials reasonably requested by Purchaser, its counsel or Purchaser's transfer agent in connection with such transfer.

         4.16 Confidential Information. From and after the Closing Date, each Seller agrees not to use for any purpose or disclose to any third party any Confidential Information disclosed to such Seller, in such Seller's possession or known to such Seller. Each Seller agrees that it shall take all reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information. Without limiting the foregoing, each Seller shall take at least those measures that such Seller takes to protect its own most highly confidential information. No Seller shall make any copies of Confidential Information. Each Seller shall immediately notify Purchaser in the event of any unauthorized use or disclosure of the Confidential Information.

            Each Seller acknowledges that it does not have any rights or claims to any patent, mask work or copyright of the Company or any of its Subsidiaries or any Confidential Information. Each Seller agrees that any violation or threatened violation of this Section 4.16 will cause irreparable injury to Purchaser, entitling Purchaser to obtain injunctive relief in addition to all legal remedies.

                                   ARTICLE V
                                   TAX MATTERS


         5.1. Tax Returns.

         (a) The Sellers shall prepare (or cause to be prepared) and timely file all Tax Returns that are required to be filed by or with respect to the Company and its Subsidiaries for taxable years or periods ending on or before the Closing Date. All such Tax Returns shall be prepared in a manner consistent with the past practices of the Company and its Subsidiaries. Purchaser shall be responsible for the filing of all Tax Returns required to be filed by or with respect to the Company and its Subsidiaries for the Straddle Period (each a "Straddle Period Return"). Purchaser shall prepare or cause to be prepared the Straddle Period Returns on a basis consistent with the past practices of the Company and its Subsidiaries and Purchaser shall deliver such Tax Returns to the Sellers at least 14 days before such return is due to be filed (taking into account any extensions of time to file such return that have been properly obtained) for the Sellers' review and comment. At least 3 days prior to the due date for the filing of any Purchaser Return, the Sellers shall each pay to Purchaser its respective portion (if any) of Taxes due for which the Sellers are liable pursuant to Sections 5.2(a) and (c), and Purchaser shall remit such amounts, together with any Taxes for which Purchaser is liable pursuant to Sections 5.2(c), with the filing of such Straddle Period Return. Purchaser shall prepare and file or cause to be prepared and filed any Tax Return relating to the Company and its Subsidiaries for any taxable periods that begin after the Closing Date.

         (b) The Sellers shall cause to be prepared any amended Tax Return or claim for Tax refund with respect to taxable years or periods ending on or before the Closing Date on a basis consistent with the past practices of the Company and its Subsidiaries. Purchaser shall cause the appropriate officer of the Company and its Subsidiaries to sign all amended Tax Returns or claims for Tax refunds prepared by Sellers and to promptly file such returns and claims for Tax refunds.

         5.2. Liability for Taxes and Related Matters.

         (a) Liability of Sellers for Taxes. The Sellers shall be liable for, and shall indemnify and hold Purchaser harmless from and against, (i) all Taxes imposed on the Company and its Subsidiaries or the Sellers for any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, for the portion of such Taxes attributable to such portion of the Straddle Period determined pursuant to Section 5.2(c), and (ii) any breach of the representations set forth in Section 2.2(k) or any of the covenants or obligations of the Sellers contained in Article V. Notwithstanding the foregoing, the Sellers shall not indemnify and hold harmless Purchaser for (i) Taxes to the extent of any accrual established therefor on the Financial Statements; (ii) Taxes of the Company or its Subsidiaries that are directly attributable to (A) any change to a Tax election or change in Tax accounting method of the Company or its Subsidiaries after the Closing Date or (B) the filing of any amended Tax Return relating to the Company or its Subsidiaries, in each case, if such actions are taken by Purchaser or its Affiliates (including the Company and its Subsidiaries) after the Closing Date, unless such change, adoption or filing is required by law or consented to in writing by the Sellers;
(iii) any Taxes of the Company or its Subsidiaries that are directly attributable to actions taken by Purchaser or its Affiliates (including the Company and its Subsidiaries) after the Closing Date or on the Closing Date after the Closing that are outside of the ordinary course of business; (iv) any Taxes imposed as a result of a breach by Purchaser of the covenants contained in
Article V, or (v) Taxes that have been paid on or before the Closing Date and are either reflected on the Financial Statements or are non-material Taxes incurred in the ordinary course of business since the date of the Financial Statements.

         (b) Purchaser's Liability for Taxes. Purchaser shall be liable for, and shall indemnify and hold the Sellers harmless from and against, (i) all Taxes of the Company, or its Subsidiaries for any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, for the portion of such Taxes attributable to such portion of the Straddle Period determined pursuant to Section 5.2(c), and (ii) any breach of any of the covenants or obligations of Purchaser contained in Article V.

         (c) Determination of Liability for Straddle Period Taxes. The Sellers and Purchaser shall, to the extent permitted by applicable law and except as otherwise provided herein, elect with the relevant Taxing Authority to close the taxable period of the Company and each Subsidiary as of the Closing Date. With respect to any Taxes for any taxable period that includes but does not end as of the Closing Date (a "Straddle Period"), the amount of Taxes for which a party is liable or which is subject to indemnification hereunder attributable to pre-Closing and post-Closing Tax periods shall be calculated as if such taxable period ended as of the close of business on the Closing Date, except that property, ad valorem, and similar Taxes and exemptions, allowances or deductions that are calculated on an annual basis shall be prorated based on the number of days in the annual period elapsed through the Closing Date compared to the number of days in the annual period elapsing after the Closing Date, respectively.

         (d) Notice and Payment Requirements. The party seeking indemnification for any Tax (the "Tax Indemnitee") agrees to give prompt notice to the party from whom indemnification is sought (the "Tax Indemnitor") of the assertion or payment of any claim, or the commencement of any suit, action or proceeding, in respect of which indemnity may be sought hereunder and will give the Tax Indemnitor factual information (to the extent known to the notifying party) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any taxing authority in respect of such asserted Tax liability. The failure of the Tax Indemnitee to exercise promptness in such notification shall not amount to a waiver of such claim except to the extent the resulting delay results in a material detriment to the Tax Indemnitor with respect to the claim. On or after payment of any Taxes or other amounts by the Tax Indemnitee, the Tax Indemnitee shall submit an invoice to the Tax Indemnitor stating that such Taxes or such other amounts have been paid and giving in reasonable detail the particulars relating thereto. Within 30 days of receipt of such notice, the Tax Indemnitor shall remit payment for such Taxes or other amounts to the Tax Indemnitee, provided, that the Tax Indemnitor shall not be required to make any payment earlier than three (3) days before it is due to the appropriate taxing authority. In the case of a Tax that is contested, payment of the Tax to the appropriate tax authority will not be considered to be due earlier than the date a final determination (within the meaning of Section 1313(a) of the Code) to such effect is made by the appropriate taxing authority or court. Any payment required under this
Section 5.2 that is not made when due shall bear interest (beginning on the 30th day after receipt of the written notice) at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code.

         (e) Control of Proceedings. In the case of an audit or administrative or judicial proceeding that relates to a period ending on or before the Closing Date, the Sellers shall have the sole right, at their expense, to control the conduct of such audit or proceeding, provided, however, that the Sellers shall not, without the written consent of Purchaser (which consent shall not be unreasonably withheld) consent or otherwise concede any proposed adjustment that may have a material adverse effect on the Taxes of the Purchaser for the taxable period ending on or before the Closing Date. Purchaser shall control the defense and settlement of any contest relating to taxable periods or portions thereof that begin on or after the Closing Date, provided, however, that Purchaser shall not, without the written consent of the Sellers (which consent shall not be unreasonably withheld) consent or otherwise concede any proposed adjustment that may have a materially adverse effect on the Taxes of a Seller for taxable periods beginning before the Closing Date. With respect to any Straddle Period
(i) each party may participate in any audit or proceeding which relates to any such period and (ii) such audit or proceeding shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment; provided that neither party shall settle any such audit or proceeding without the consent of the other, which consent shall not be unreasonably withheld. The principles set forth in the preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (in particular, choice of judicial forum) in situations in which separate issues are otherwise controlled hereunder by Purchaser and Sellers.

         (f) Sales, Use and Value-added Taxes. The parties hereto believe, based on their independent analysis, that the transfer of the Membership Interests pursuant to this Agreement does not result in the imposition of any sales, use, value-added and similar Taxes and shall act in a manner consistent with such belief. If, contrary to the judgment of the parties, any sales, use, value-added or similar Taxes are imposed by any taxing authority, tax or revenue service, or tax tribunal, the party upon which such Taxes are legally imposed shall pay such Taxes and any related interest, penalty, etc. to the applicable taxing authority and the other party shall promptly pay to, indemnify and hold the paying party harmless from and against 50% of such Taxes and any related interest, penalty, etc., provided, however, that such Taxes are not recovered by the other party.

         5.3. Refunds. Purchaser shall promptly pay to the Sellers (which payment shall be pro-rated based on the Membership Interests of the Sellers) the amount of any Tax refund, credit or offset (including any interest paid or credited with respect thereto but reduced by any Taxes that Purchaser, the Company or its Subsidiaries shall be required to pay with respect thereto) received, or utilized in the case of a credit or offset, by Purchaser, the Company or its Subsidiaries, to the extent such refund, credit, or offset relates to taxable periods or portions thereof ending on or before the Closing Date

(including any Taxes allocated to such period under Section 5.2(c) hereof). The amount of any Tax refunds, credits or offsets (including any interest paid or credited with respect thereto) received by Purchaser, the Company or its Subsidiaries, or the Sellers (which amount shall be promptly paid to Purchaser) shall be for the account of Purchaser if the Tax refund, credit, or offset relates to taxable periods or portions thereof that begin after the Closing Date (including any Taxes allocated to such period under Section 5.2(c) hereof).

         5.4. Adjustment to Purchase Price. For Tax purposes, any payment by Purchaser or the Sellers under this Article V and Article VIII will be treated as an adjustment to the purchase price.

         5.5. Assistance and Cooperation. After the Closing Date, each of the Sellers and Purchaser shall reasonably (i) assist (and cause their respective Affiliates to assist) the other party in preparing any Tax Returns or reports which such other party is responsible for preparing and filing in accordance with this Article V, (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company or its Subsidiaries, (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company or its Subsidiaries, (iv) provide timely notice to the other in writing of any Tax audits or assessments of the Company or its Subsidiaries for taxable periods for which the other may have a liability under this Article V, and (v) furnish the other with copies of all material correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period.

         5.6. Survival, Etc. Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties, covenants and indemnification obligations set forth in this Article V and in Section 2.2(k) shall survive the Closing and shall remain in effect until the expiration of the applicable statute of limitations for assessment of the particular Taxes in question. For purposes of this Article V, any payments required to be made by or to Sellers hereunder shall be allocated between the Lilly Sellers, on the one hand, and EDS, on the other hand, in a manner consistent with Section 8.1(b) hereof.

         5.7. Taxable Treatment. Each Seller and Purchaser agree to treat the transfer of Membership Interests from such Seller to Purchaser as a taxable exchange with respect to all Membership Interests pursuant to Section 1001 of the Code for income tax purposes. Each Seller and Purchaser will report such transfer as a taxable exchange with respect to all Membership Interests pursuant to Section 1001 of the Code on all income tax returns, will take the position that such transfer is a taxable exchange with respect to all Membership Interests pursuant to Section 1001 of the Code in any income tax audit or similar proceeding and will not take any action reasonably likely to cause such transfer not to be fully taxable for income tax purposes. Without limiting the foregoing sentence, IMS will not liquidate or distribute to its stockholder(s) any Purchaser Common Stock received in exchange for its Membership Interests in connection with the sale of its Membership Interest or during the two year period beginning on the Closing Date.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING


         6.1. Conditions to the Obligations of the Parties. The obligations of each of the parties to consummate the transactions contemplated hereby are subject to the fulfillment at or prior to the Closing of the following conditions:

         (a) Certain Orders. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Entity having jurisdiction over the parties which prohibits the consummation of the transactions contemplated hereby on the terms contemplated hereby or makes the transaction contemplated hereby on terms contemplated hereby illegal.

         (b) HSR Act. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early.

         (c) Nasdaq Listing. The shares of Purchaser Common Stock to be issued at Closing shall have been authorized for listing on Nasdaq, subject to notice of issuance.

         (d) California Permit. A California Permit with respect to the acquisition of the Membership Interests and the issuance of the shares of Purchaser Common Stock to be issued to the Sellers hereunder shall have been issued by the Commissioner of the Department of the State of California, or Sellers shall receive "restricted stock" as contemplated by Section 4.13 hereof.

         6.2. Conditions to the Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated hereby are subject to the fulfillment (or waiver in writing by Purchaser) at or prior to the Closing of the following conditions:

         (a) Accuracy of Representations. The representations and warranties of the Sellers and the Company made in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall have been true and correct at and as of the Closing Date with the same force and effect as if made on the Closing Date, except (A) as does not constitute a Material Adverse Effect with respect to the Company (B) for those representations and warranties that address matters only as of a certain date, which shall be true and correct as of such date except to the extent such failure does not constitute a Material Adverse Effect with respect to the Company. For purposes of clause (A) above the representations and warranties shall be read without the qualifications material, materiality, in all material respects, Material Adverse Effect and other similar qualifications. In addition, Purchaser shall have received certificates, dated as of the Closing Date, executed by an executive officer, vice president or the chief financial officer of each of the Sellers to the effect set forth in the immediately preceding sentence.

         (b) Performance of Covenants. The Sellers and the Company shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement which are required to be performed or complied with by them at or prior to the Closing. In addition, Purchaser shall have received certificates, dated as of the Closing Date, executed by an executive officer, vice president or the chief financial officer of each of the Sellers and the Company to the effect set forth in the immediately preceding sentence.

         (c) Certain Proceedings. There shall not be pending or threatened by any Governmental Entity having jurisdiction over the parties any suit, action or proceeding (i) challenging or seeking to restrain, delay or prohibit the transactions contemplated hereby or seeking to recover or obtain any material monetary damages from Purchaser or the Company in connection therewith, (ii) seeking to prohibit or limit in any materially restrictive manner the ownership or operation by Purchaser or the Company of any material portion of the business of the Company, or (iii) seeking to prohibit or restrict the Purchaser or the Company from effectively controlling the business of the Company in any material respect.

         (d) Material Adverse Effect. There shall not have occurred an event or development that has had or is reasonably likely to have a Material Adverse Effect with respect to the Company since the date of this Agreement.

         (e) Agreements executed by EDS. EDS shall have executed and delivered to the other parties thereto each of (i) the Joint Marketing Agreement and (ii) the Termination Agreement, and each of such agreements shall be in full force and effect.

         (f) Agreements executed by Lilly. Lilly shall have executed and delivered to the other parties thereto each of (i) the Termination Agreement and
(ii) the Lilly Agreement, and each of such agreements shall be in full force and effect.

         (g) Agreements executed by IMS. IMS shall have executed and delivered to the other parties thereto the Termination Agreement, and such agreement shall be in full force and effect.

         (h) Agreements executed by the Company. The Company and EDS shall have executed and delivered to each other the IT Amendment, and such agreement shall be in full force and effect.

         (i) Registration Rights Agreement. In the event the Sellers shall receive "restricted stock" as contemplated by Section 4.13, each of the Sellers shall have executed and delivered to the other parties thereto the Registration Rights Agreement at or prior to the Closing, and such agreement shall be in full force in effect.

         (j) Repayment of Indebtedness to the Company. Each of the Sellers shall have repaid all indebtedness to the Company and no indebtedness to the Company from the Sellers shall be outstanding.

         (k) Membership Interests. Concurrently with the Closing, each Seller shall execute and deliver to Purchaser a Bill of Sale or other instrument evidencing the transfer of the Membership Interest by Seller to Purchaser in accordance with Section 1.2 hereof.

         6.3. Conditions to the Obligations of the Sellers. The obligations of the Sellers to consummate the transactions contemplated hereby are subject to the fulfillment (or waiver in writing by each of the Sellers) at or prior to the Closing of the following conditions:

         (a) Accuracy of Representations. The representations and warranties of Purchaser made in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall have been true and correct at and as of the Closing Date as if made on such date with the same force and effect as if made on the Closing Date, except (A) as does not constitute a Material Adverse Effect with respect to Purchaser and (B) for those (representations and warranties that address matters only as of a certain date, which shall be true and correct as of such certain date). For purposes of clause (A) above the representations and warranties shall be read without the qualifications material, materiality, in all material respects, Material Adverse Effect and other similar qualifications. In addition, Sellers shall have received a certificate, dated as of the Closing Date, executed by an executive officer, vice president or the chief financial officer of Purchaser to the effect set forth in the immediately preceding sentence.

         (b) Performance of Covenants. Purchaser shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it at or prior to the Closing, and the Sellers shall have received a certificate, dated as of the Closing Date, executed by an executive officer, vice president or the chief financial officer of Purchaser to that effect.

         (c) Certain Proceedings. There shall not be pending or threatened by any Governmental Entity having jurisdiction over the parties any suit, action or proceeding (i) challenging or seeking to restrain, delay or prohibit the transactions contemplated hereby or seeking to recover or obtain any material monetary damages from Sellers in connection therewith or (ii) seeking to prohibit or limit in any materially restrictive manner the ownership of the Purchaser Common Stock (except as specifically contemplated in Sections 4.13 or
4.15 hereof).

         (d) Material Adverse Effect. There shall not have occurred an event or development that has had or is reasonably likely to have a Material Adverse Effect with respect to Purchaser since the date of this Agreement.

         (e) Agreements executed by Purchaser. Purchaser shall have executed and delivered (i) to EDS, the Joint Marketing Agreement, (ii) to Lilly, the Lilly Agreement, and (iii) in the event the Sellers shall receive "restricted stock" as contemplated by Section 4.13, to each of the Sellers the Registration Rights Agreement, and each of such agreements shall be in full force and effect.

         (f) Purchase Price. The Purchase Price shall be delivered to Sellers in accordance with Section 1.2 concurrently with the Closing, including the issuance of certificates representing the Purchaser Common Stock duly registered in the names of the respective Sellers.

                                   ARTICLE VII
                                   TERMINATION



         7.1. Termination. This Agreement may be terminated at any time prior to Closing as follows:

         (a) Mutual Agreement. By the mutual written agreement of Purchaser and the Sellers;

         (b) Expiration. By the Purchaser or a Seller if the Closing shall not have occurred prior to or on March 31, 2000 unless the failure of the Closing to have occurred by such date shall be due in whole or in part to a material breach by the party or parties seeking to terminate this Agreement of its obligations under this Agreement;

         (c) Final Order. By either Purchaser, on the one hand, or both Lilly and EDS, on the other hand, if any court or other Governmental Entity of competent jurisdiction shall have issued or entered an order, writ, injunction or decree which shall have the effect of prohibiting or making illegal the transactions contemplated hereby and such order, writ, injunction or decree shall have become final and nonappealable; or

         (d) Breach. By the Purchaser or a Seller if there shall have occurred a breach of any representation, warranty, covenant or agreement contained in this Agreement that would give rise to the failure of the conditions to the obligations of such party or parties set forth in Section 6.2 or 6.3 (as the case may be) and such breach shall not have been cured within 30 days after the giving of written notice thereof to the breaching party or parties, except that such party or parties or shall only be entitled to terminate this Agreement pursuant to this Section 7.1(d) if such party or parties are not in breach in any material respect in the performance of its obligations under this Agreement.

         7.2. Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of a valid written notice of the terminating party or parties to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in Sections 4.10 or 4.11, this Section 7.2 and Article X (miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, which obligations shall survive termination of this Agreement in accordance with their terms.

                                  ARTICLE VIII
                                 INDEMNIFICATION


         8.1. Indemnification Obligations of the Sellers.

         (a) In accordance with and subject to the provisions of this Article VIII, each Seller shall indemnify Purchaser and each of its Affiliates and their respective officers, directors, employees, representatives and agents, against and hold them harmless from all Losses sustained or incurred arising out of, relating to or in respect of (i) any breach of any of the representations or warranties of the Sellers or the Company contained in Sections 2.1 or 2.2 of this Agreement or in any certificate, instrument or other document delivered by the Sellers or the Company to Purchaser pursuant to the terms of this Agreement or (ii) any breach of any of the covenants or obligations of such Seller or (with respect to covenants or obligations to be performed prior to the Closing) the Company contained in this Agreement. For purposes only of this Article VIII, each Seller will be deemed attributed with the Knowledge of the other Sellers and the Company. No claim for indemnification with respect to any breach of any representations or warranties of Sellers or the Company contained in this Agreement shall be brought under this Section 8.1(a) except to the extent that the aggregate amount of all claims for indemnification against the Sellers (disregarding the pro-ration provided for by Section 8.1(b) below) under this
Section 8.1(a) exceeds $4,500,000 (the "Loss Minimum"). In addition, the aggregate indemnification obligations of the Sellers under this Section 8.1(a), other than with respect to a breach of the representations and warranties set forth in Sections 2.1(d) and 2.2(d), shall be limited to a maximum aggregate amount of $50,000,000 (disregarding the pro-ration provided for by Section 8.1(b) below). For purposes of this Article VIII, any qualification set forth in any representation or warranty to the effect that the impact of the matter described therein (or omitted from disclosure thereunder) shall be material to the Company or a Subsidiary (whether "material in all respects" or otherwise) or have a Material Adverse Effect with respect to the Company in order for such representation or warranty to be breached shall be disregarded. Notwithstanding the foregoing, no claim for indemnification with respect to the representation and warranty in Section 2.2(s) shall be made except to the extent that the aggregate amount of Losses with respect thereto exceeds $100,000, at which point such claim for indemnification shall be subject to the other provisions of this
Section 8.1(a) (including the Loss Minimum).

         (b) The indemnification obligations of the Lilly Sellers, on the one hand, and EDS, on the other hand, under Section 8.1(a) are several and not joint, provided that the indemnification obligations of the Lilly Sellers, which are considered as one Seller for purposes of this Article VIII, are joint and several. Notwithstanding anything to the contrary contained in this Agreement or otherwise, the indemnification obligations of the Sellers to Purchaser set forth in Section 8.1(a) shall be allocated 60% to the Lilly Sellers, on the one hand, and 40% to EDS, on the other hand, provided that if the breach of representation or warranty, or failure to perform a covenant or obligation, to which such indemnification obligation relates is with respect to either a Lilly Seller, on the one hand, or EDS, on the other hand, but not both (the Seller[s] to which such obligation relates being referred to herein as the "Indemnifying Seller"), then the other Seller[s] shall have no indemnification obligations in connection therewith under this Article 8 and such obligation shall not be allocated between the Lilly Sellers and EDS as set forth above, but shall be the responsibility of the Indemnifying Seller, subject to the limitations set forth in Section 8.1(a).

         (c) The Sellers shall have no contribution, indemnity or similar right against the Company with respect to any claim by Purchaser for indemnification pursuant to this Article 8.

         8.2. Indemnification Obligations of Purchaser.

         (a) In accordance with and subject to the provisions of this Article VIII, Purchaser shall indemnify the Sellers and each of their Affiliates and their respective officers, directors, employees, representatives and agents against (i) any breach of any of the representations or warranties of Purchaser contained in this Agreement or (ii) any breach of any of the covenants or obligations of Purchaser or (with respect to covenants or obligations to be performed after the Closing Date) the Company under this Agreement.

         (b) No claim for indemnification with respect to any breach of any representations or warranties of Purchaser or (after the Closing) the Company contained in this Agreement shall be brought under this Section 8.2 except to the extent that the aggregate amount of all claims for indemnification under this Article VIII against Purchaser exceeds $4,500,000. In addition, the indemnification obligations of Purchaser under this Section 8.2 shall be limited to a maximum aggregate liability of $50,000,000.

         8.3. Third-Party Claims; Procedures. The obligations of the parties provided for under Sections 8.1 and 8.2 in respect of any claims made or asserted by a third party ("Third-Party Claims") shall be performed in accordance with the following procedures:

         (a) Each Person entitled to indemnification under Section 8.1 or 8.2 hereof (each, an "Indemnified Party") shall give the party or parties from whom it is seeking indemnification hereunder (collectively, the "Indemnifying Party") written notice as promptly as reasonably practicable after the written assertion of any Third-Party Claim or commencement of any action, suit or proceeding in respect thereof; provided, however, that, if an Indemnified Party fails to give the Indemnifying Party written notice as provided herein, the Indemnifying Party shall not be relieved of its obligations under this Article VIII in respect of such Third-Party Claim except to the extent that the Indemnifying Party is materially prejudiced thereby (whether as a result of the forfeiture of substantive defenses or otherwise).

         (b) Promptly after receipt of written notice of a Third-Party Claim as contemplated by Section 8.3(a), the Indemnifying Party shall be entitled to assume the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Party; provided, however, that (i) if the Indemnifying Party fails, within a reasonable time after receipt of written notice of such Third-Party Claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the

Indemnified Party shall have the right to undertake the defense of such Third-Party Claim on behalf of and for the account and risk of the Indemnifying Party (including the reasonable fees and expenses of counsel for the Indemnified Party) with counsel reasonably satisfactory to the Indemnifying Party, subject to the right of the Indemnifying Party (upon notifying the Indemnified Party of its election to do so) to assume the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Party at any time prior to the judgment or other final determination thereof (in which event the Indemnifying Party shall have the right to participate and be informed with respect to such defense), (ii) if a direct or indirect conflict of interest exists between the Indemnified Party and the Indemnifying Party in respect of the Third-Party Claim or any other fact, condition or circumstance exists such that the Indemnified Party reasonably determines, in each case upon the advice of counsel, that the assumption of the defense of such Third Party Claim by the Indemnifying Party would adversely affect the Indemnified Party, the Indemnified Party shall (upon written notice to the Indemnifying Party of its election to do so) have the right to undertake the defense of such Third-Party Claim on behalf of and for the account and risk of the Indemnifying Party (including the payment of fees and expenses of counsel for the Indemnified Party) with counsel reasonably satisfactory to the Indemnifying Party (it being understood and agreed that the Indemnifying Party shall not be entitled to assume the defense of such Third-Party Claim), (iii) if the Third Party Claim involves a pleading for injunctive relief, the Indemnified Party shall have the right to undertake the defense thereof, but only to the extent such defense relates directly to the injunctive relief, on behalf of and for the account and risk of the Indemnifying Party (including the reasonable fees and expenses of counsel for the Indemnified Party), and the Indemnified Party shall cooperate with the Indemnifying Party so as to allow it to participate in the defense with respect to such injunctive relief, and (iv) if the Indemnified Party in its sole discretion so elects, it shall be entitled to employ separate counsel and to participate in the defense of such Third-Party Claim (and the Indemnifying Party shall cooperate with the Indemnified Party so as to allow it to participate in the defense thereof), but the fees and expenses of counsel so employed shall (except as otherwise contemplated by clauses (i) (ii) and (iii) above) be borne solely by the Indemnified Party.

         Notwithstanding the foregoing, the Indemnifying Party shall not (A) settle or compromise any Third-Party Claim, or consent to the entry of any judgment relating thereto, that does not include as an unconditional term thereof the grant by the claimant or plaintiff to each Indemnified Party of a release from any and all liability in respect thereof or (B) settle or compromise any Third-Party Claim, or consent to the entry of any judgment relating thereto, that would materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments to be fully paid by the Indemnifying Party, without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed. In addition, notwithstanding the foregoing, to the extent that the Indemnified Party shall be permitted to assume the defense of a Third Party Claim under the provisions of this paragraph, the Indemnified Party shall not settle or compromise such Third-Party Claim, or consent to the entry of any judgment relating thereto, without the consent of Sellers, which consent shall not be unreasonably withheld or delayed.

         8.4. Survival.

         (a) Except as provided in paragraph (b) below, the representations and warranties of the parties contained in this Agreement shall survive the Closing until the first anniversary of the Closing Date; provided, however, that (i) the representations and warranties of Sellers contained in Sections 2.2(k) and 2.2(m) shall survive the Closing until the expiration of the applicable statute of limitations under which the Purchaser, the Company or the Sellers may be liable or suffer loss or damage in the event of the breach or inaccuracy thereof, (ii) the representations and warranties contained in Sections 2.1(d) and 2.2(d) shall survive the Closing without limitation, and (iii) the representations and warranties contained in Section 2.2(s) shall survive the Closing until the six-month anniversary of the Closing Date.

         (b) Notwithstanding anything in this Agreement to the contrary, all indemnification obligations under Sections 8.1 or 8.2 with respect to the breach of any representations or warranties contained in this Agreement shall terminate and expire on, and no action or proceeding seeking damages or other relief for breach of any part thereof shall be commenced after, the expiration of the applicable period for the survival of such representations and warranties set forth in paragraph (a) above; provided, however, that any claim that has been asserted by notice to the other party or parties that is pending or unresolved at the end of the applicable period set forth in paragraph (a) above shall continue to be covered by this Article VIII notwithstanding any applicable expiration of the indemnification obligations set forth in Article VIII until such matter is finally terminated or otherwise resolved by the parties or by a final and nonappealable judgment of a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

         8.5. Tax Losses. Losses for which indemnification is provided in
Article V of this Agreement are expressly excluded from this Article VIII and shall instead be governed by the provisions of Article V.

         8.6. Exclusive Remedy. From and after the Closing Date, the provisions of this Article VIII shall constitute the exclusive remedy on the part of any party to this Agreement for monetary damages in respect of a breach by any of the other parties of the representations, warranties and covenants made by such other parties hereunder. The foregoing shall not restrict a Seller from exercising the rights generally available to any holder of Purchaser Common Stock under applicable securities or state corporate law (to the extent such exercise shall not result in duplicate recovery by a Seller).

                                   ARTICLE IX
                                   DEFINITIONS

         9.1. Certain Definitions. In addition to the other terms defined in this Agreement, the following terms, as used herein, shall have the respective meanings set forth below:

         "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" means this Agreement, as the same may be amended or supplemented, together with all Exhibits and Schedules attached hereto.

         "Ancillary Agreement" shall have the meaning as set forth in Section
1.4.

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks in New York are authorized or obligated by law or executive order to close.

         "Bylaws" means, with respect to any corporation, the bylaws of such corporation, as in effect from time to time.

         "California Permit" has the meaning set forth in Section 4.13.

         "Charter" means, with respect to any corporation, the certificate or articles of incorporation or formation (or similar governing document) of such corporation, as in effect from time to time.

         "Closing" has the meaning set forth in Section 1.3.

         "Closing Date" has the meaning set forth in Section 1.3.

         "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

         "Commissioner" has the meaning set forth in Section 4.13.

         "Company" has the meaning set forth in the first paragraph of this Agreement.

         "Confidential Information" means any confidential information of, or known to, the Company or any of its Subsidiaries, including trade secrets, and information embodied in any writing or tangible objects, including without limitation documents, business plans, source code, documentation, financial analysis, marketing plans, customer names, customer list or customer data. Confidential Information may also include information disclosed by third parties. Confidential Information shall not, however, include any information which is publicly known and made generally available in the public domain by the Company without restriction.


         "Confidentiality Agreement" means the Confidentiality Agreement, dated April 1999 among EDS, Lilly and Purchaser.

         "Consents" means consents, waivers, licenses, permits, clearances, approvals and other authorizations.

         "Contract" means any contract, agreement, understanding, lease, sublease, license, sublicense, distribution agreement, promissory note, evidence of indebtedness, indenture, instrument, mortgage, insurance policy, annuity or other binding commitment, whether written or oral.

         "Debt" means all indebtedness for borrowed money as evidenced by notes, bonds, debentures or similar instruments and all guarantees of any such indebtedness.

         "Deconsolidated Ventures" shall mean (i) Illinois Medical Information Network, Inc., an Illinois corporation; (ii) IMS-Net of Arkansas, Inc., an Arkansas corporation, and (iii) IMS-Net of Central Florida, Inc., a Colorado corporation.

         "EDS" has the meaning set forth in the first paragraph of this Agreement.

         "EDS Membership Interest" has the meaning set forth in the recitals to this Agreement.

         "Employee Plan[s]" has the meaning set forth in Section 2.2(m).

         "Environmental Laws" means all federal, state, local and foreign laws, statutes, codes, ordinances, orders, judgments, decrees, rules and regulations relating to pollution or protection of human health or the environment (including, but not limited to, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, those relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         "ERISA" has the meaning set forth in Section 2.2(m).

         "Exchange Act" means the Exchange Act of 1934, as amended.

         "Formation Date" shall mean February 12, 1998, the date of formation of the Company.

         "GAAP" means generally accepted accounting principles in the United States as in effect at the time of the application thereof.

         "Governmental Entity" means any domestic or foreign, national, federal, provincial, state, municipal or other local government or body and any division, agent, commission, board or authority of any quasi-governmental or private body exercising any statutory, regulatory, expropriation or taxing authority under the authority of any of the foregoing, and any domestic, foreign, international, judicial, quasi-judicial, arbitration or administrative court, tribunal, commission, board or panel acting under the authority of any of the foregoing.

         "HSR Act" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976), as amended (including any successor statute).

         "Hazardous Materials" means (i) any substance, material or waste defined or characterized as hazardous, extremely hazardous, toxic or dangerous within the meaning of any Environmental Law, (ii) any substance, material or waste classified as a contaminant or pollutant under any Environmental Law or
(iii) any other substance (including, but not limited to, petroleum), material or waste, the manufacture, processing, distribution, use, treatment, storage, placement, disposal, removal or transportation of which is subject to regulation under any Environmental Law.

         "Indemnified Party" has the meaning set forth in Section 8.3.

         "Indemnifying Party" has the meaning set forth in Section 8.3.

         "IT Amendment" has the meaning set forth in Section 1.4.

         "Joint Marketing Agreement" has the meaning set forth in Section 1.4.

         "Knowledge" of a party to this Agreement shall mean the actual knowledge of the Chief Executive Officer, President, Chief Financial Officer, Controller or General Counsel of that party and in addition, for purposes of
Section 2.2 with respect to the Company, it shall also include those employees of EDS and Lilly who are on the Board of Directors of the Company.

         "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity

         "Lien" means (i) any mortgage, pledge, security interest, lien, charge, encumbrance, privilege, deposit, easements, reserves, conditional sale contracts, ownership or title retention agreements, equity, claim, option, easement, right of way, right of refusal, encroachment, restrictive covenant, title defect, tenancy, right or restriction on transfer of any nature whatsoever and (ii) any arrangement or condition that in substance secures payment or performance of an obligation.

         "Lilly" has the meaning set forth in the first paragraph of this Agreement.

         "Lilly Agreement" has the meaning set forth in Section 1.4."Lilly Membership Interest" has the meaning set forth in the recitals to this Agreement.

         "IMS" has the meaning set forth in the first paragraph of this Agreement.

         "IMS Membership Interest" has the meaning set forth in the recitals to this Agreement.

         "Losses" means any and all fines, liabilities, judgments, claims, losses, costs, expenses, or damages, including in each case, interest, penalties, reasonable attorneys' fees and costs of investigations and litigation.

         "Material Adverse Effect" with respect to an entity means any material adverse effect on the operations, assets, properties, business, condition (financial or otherwise) or results of operations of that entity taken as a whole with its Subsidiaries, except for any such effect that is attributable primarily or exclusively to changes in prevailing interest rates, in general economic conditions affecting the industries in which that entity or its Subsidiaries operate or in rules or principles of accounting.

         "Material Contracts" shall mean the following Contracts of the Company and its Subsidiaries in effect as of the date hereof:

         (i) any Contract for the purchase of personal property from any supplier or for the furnishing of services to the Company or any Subsidiary of the Company or otherwise related to the business of the Company or any Subsidiary of the Company under the terms of which the Company or such Subsidiary (A) is likely to pay or otherwise give consideration of more than $1 million in the aggregate during the calendar year ending December 31, 1999 or
(B) is likely to pay or otherwise give consideration of more than $5 million in the aggregate over the remaining term of such Contract, in each case which Contract cannot be cancelled by the Company or such Subsidiary without penalty or further payment and without more than 90 days' notice;

         (ii) each Contract for the sale of products or services of the Company or any Subsidiary of the Company which: (A) is one of the top 30 customer contracts of the Company and its Subsidiaries based on their consolidated revenues through the eleven months ended November 30, 1999, (B) is reasonably likely to involve consideration of more than $1 million in the aggregate during the calendar year ending December 31, 1999 if not terminated, modified or extended, or (C) is likely to involve consideration of more than $5 million in the aggregate over the remaining term of the Contract if not terminated, modified or extended;

         (iii) any broker, distributor, dealer, or agency Contracts, or other agreement for the distribution of products or services of the Company or its Subsidiaries, to which the Company or any Subsidiary of the Company is a party and under which it recognized revenues during the eleven months ended November 30, 1999 or which cannot be cancelled by the Company or such Subsidiary without penalty or further payment and without more than 90 days' notice;

         (iv) any management Contracts or Contract with independent contractors or consultants (or similar arrangements) to which the Company or any Subsidiary of the Company is a party likely to involve the payment by the Company or such Subsidiary during the calendar year ending December 31, 1999 in excess of $250,000;

         (v) all Contracts that will limit or purport to limit the ability of the Company or any Subsidiary of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time following the Closing;

         (vi) all Contracts between or among the Company and a Seller, including any shareholder agreements;

         (vii) any mortgages, indentures, guaranties, loans or credit agreements, or other agreements or instruments relating to the borrowing of money or extension of credit by the Company or any of its Subsidiaries;

         (viii) any settlement agreement with respect to material pending or threatened litigation entered into since January 1, 1999; and

         (ix) any agreement, contract or commitment currently in force relating to the disposition or acquisition by the Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which the Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than the Company's Subsidiaries.

         "Material Real Property" has the meaning set forth in Section 2.2(h).

         "Membership Interests" has the meaning set forth in the recitals to this Agreement.

         "Permit" means any license, permit, franchise, certificate of authority or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

         "Permitted Liens" means the following types of Liens: (a) immaterial statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen and other like statutory Liens, in each case incurred in the ordinary course of business consistent with past practice (i) for amounts not yet overdue or (ii) for amounts that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts; (b) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not impair in any material respect the operations conducted by means of the properties and assets affected thereby; (c) any immaterial zoning or similar law or right reserved to or vested in any Governmental Entity to control or regulate the use of any real property; (d) Liens for taxes not yet due and payable or, if due (i) not delinquent or (ii) being contested in good faith by appropriate proceedings during which collection or enforcement against the property is stayed; and (e) immaterial undetermined or immaterial inchoate Liens incidental to current construction or current operations and statutory Liens claimed or held by any Governmental Entity which have not at the time been filed or registered against the title to the asset or which relate to obligations not due or delinquent.

         "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, an unlimited liability company, a trust, an unincorporated organization, a joint venture, a Governmental Entity or any other entity.

         "Purchase Price" has the meaning set forth in Section 1.2(a).

         "Purchaser" has the meaning set forth in the first paragraph of this Agreement.

         "Purchaser Common Stock" shall have the meaning set forth in Section
1.2.

         "Registration Rights Agreement" has the meaning set forth in Section
1.4.

         "Schedule" means a disclosure schedule delivered by the Sellers and the Company to the Purchaser, on the one hand, or the Purchaser to the Sellers, on the other hand, as required under the terms of this Agreement.

         "Section 25121" has the meaning set forth in Section 4.13.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Sellers" has meaning set forth in the first paragraph of this Agreement.

         "Straddle Period" shall have the meaning set forth in Section 5.2(c).

         "Straddle Period Return" shall have the meaning set forth in Section 5.1(a).

         "Subsidiary" of a Person means (i) a corporation or other entity in which that Person owns, directly or indirectly, 50% or more of the shares of capital stock or other securities having ordinary voting power to elect the board of directors or any similar governing body or (ii) any partnership, limited liability company or other unincorporated entity of which that Person is the general partner or of which it owns, directly or indirectly, securities or other ownership interests which entitle them to receive more than 50% of the distributions made by such partnership, limited liability company or other entity. For purposes of this Agreement, the Deconsolidated Ventures are not Subsidiaries of the Company, and the Company is not a Subsidiary of EDS, Lilly or IMS.

         "Tax" or "Taxes" mean all taxes, charges, fees, levies or other like assessments imposed or assessed by any Governmental Entity, including without limitation income, profits, windfall profit, employment (including FICA, Medicare and unemployment insurance), withholding, payroll, franchise, gross receipts, sales, use, transfer, stamp, occupation, real or personal property, ad valorem, value added, premium, and excise taxes, and any other like Government charges, and includes all penalties, fines, assessments, additions to tax, and interest resulting from, attributable to, or incurred in connection with such Taxes or any contest or dispute thereof, and any liability for the Taxes of another Person whether by contract, as a transferee, successor or otherwise.

         "Tax Indemnitee" has the meaning set forth in Section 5.2(d).

         "Tax Indemnitor" has the meaning set forth in Section 5.2(d).

         "Tax Return" of a Person means all returns, declarations, reports, estimates, information returns and statements required to be filed with a Governmental Entity by or with respect to that Person in respect of any Taxes.

         "Termination Agreement" has the meaning set forth in Section 1.4.

         "Third Party Claim" has the meaning set forth in Section 8.3.

                                   ARTICLE X
                                  MISCELLANEOUS

         10.1. Amendments. This Agreement may not be amended or modified except by a written instrument executed by each of the parties hereto.

         10.2. Assignment. None of the parties hereto may assign this Agreement or its rights or obligations hereunder to any third party without the prior written consent of the other parties hereto. Any attempted assignment in violation of this Section 10.2 shall be void.

         10.3. Notices. All notices or communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by telefax or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or telefaxed, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), as follows (or such other address as such party may designate in writing):

               If to the Sellers:

               Electronic Data Systems Corporation
               5400 Legacy Drive, Mail Stop H3-3A-05
               Plano, Texas 75024
               Attention:  General Counsel
               Facsimile: 972-605-5610

               and

               Eli Lilly and Company
               Lilly Corporate Center
               Indianapolis, Indiana 46285
               Attention: Charles E. Schalliol Executive Director, Corporate Finance and Investment Banking
               Facsimile:  317-276-5996

               If to Purchaser:

               Healtheon/WebMD Corporation
               4600 Patrick Henry Drive
               Santa Clara, California 95054
               Attention:  Jack Dennison - General Counsel
               Facsimile:  408-876-5450

               with a copy to:

               Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road
               Palo Alto, California  94304
               Attention:  Daniel R. Mitz
               Facsimile:  650-493-6811

         10.4. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or in any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         10.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

         10.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         10.7. Interpretation. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" and "including" are used in this Agreement, they are deemed to be followed by the words "without limitation." For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined include the plural as well as the singular, and the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         10.8. Entire Agreement. This Agreement, together with the Schedules and Exhibits attached hereto and the Confidentiality Agreement, constitutes the entire agreement among the Purchaser, the Sellers and the Company with respect to the subject matter hereof. This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof.

         10.9. Expenses. Except as specifically set forth in Sections 2.2(r) and 3.7, each party shall pay its own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of their respective investment bankers, accountants and counsel.

         10.10. No Third Party Beneficiaries. Except for Article VIII, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written, by the duly authorized representatives of the parties hereto.



                                         ELECTRONIC DATA SYSTEMS CORPORATION



                                         By:    /s/  Jeff Kelly
                                                -------------------------------
                                         Name:  Jeff Kelly
                                         Title: Vice President
                                                Delivery, Information Systems

                                         ELI LILLY AND COMPANY



                                         By:    /s/  Charles E. Golden
                                                -------------------------------
                                         Name:  Charles E. Golden
                                         Title: Executive Vice President

                                         INTEGRATED MEDICAL SYSTEMS, INC.


                                         By:    /s/  Charles E. Golden
                                                -------------------------------
                                         Name:  Charles E. Golden
                                         Title: President


                                         KINETRA LLC


                                         By:    /s/  Jeff Kelly
                                                -------------------------------
                                         Name:  Jeff Kelly
                                         Title:


                                         HEALTHEON/WEBMD CORPORATION


                                         By:    /s/  Jack Dennison
                                                -------------------------------
                                         Name:  Jack Dennison
                                         Title: Executive Vice President